Exhibit 99.(p)(2)

CODE OF ETHICS AND INSIDER TRADING POLICY FOR
REGISTERED INVESTMENT MANAGEMENT SUBSIDIARIES OF
FIRST REPUBLIC BANK

Created: February, 2002	Revised: May
2004, September 2004

I. Overview

Registered Investment Advisor Affiliates (hereby known as the “Advisors”) of First Republic Bank (“FRC”– NYSE), listed on Appendix A –“Registered Investment Advisor Affiliates”, shall each adopt as their own and adhere to this Code, which sets forth procedures and limitations which govern the business conduct and personal securities trading of persons associated with the Advisors.

On May 26th 2004, the Securities and Exchange Commission (“SEC”) voted to adopt a new code of ethics rule for registered investment advisors, Rule 204A-1 under the Investment Advisors Act of 1940 (the “IAA”) and related amendments to the recordkeeping rules under the IAA, Form ADV, and the code of ethics rule under the Investment Company Act of 1940 (the “ICA”). Rule 204-2 under the IAA, Sections 204A, 204A-1, and 206 of the IAA, and Rule 17j-1 under the ICA require that an investment adviser adopt a written code of ethics containing provisions reasonably necessary to prevent persons covered by the Code from engaging in acts in violation of the above standard and shall use reasonable diligence and institute procedures reasonably necessary, to prevent violations of the Code.

Rule 17j-1 and the federal securities laws make it unlawful for certain persons, including any officer, trustee or director of a registered investment company (RIC) and its investment adviser, in connection with purchase or sale by such person of a Security Held or to be acquired by a RIC or any client:

i.                  To employ a device, scheme or artifice to defraud a RIC or any client;

ii.               To make to the Advisor or any client any untrue statement of a material fact or omit to state to the Advisor or any client a material fact necessary in order to make the statements made, in light of the circumstances in which they are made, not misleading;

iii.            To engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon any client; or

iv.           To engage in a manipulative practice with respect to any client.

v.              To engage in any manipulative practice with respect to securities, including price manipulation.

This Code of Ethics and Insider Trading Policy (the “Code”) has been adopted by the Board of Directors of the Advisor(s) to effectuate the purposes and objectives of Sections 204A, 204A-1, and 206 and Rule 204-2 under the IAA, Rule 17j-1 under the ICA, the Insider Trading and Securities Fraud Enforcement Act of 1988 (“ITSFEA”), and in accordance with industry best practices.

This Code is based upon the principle that the Advisor’s employees owe a fiduciary duty to, among others, managed account clients, to conduct their affairs, including their personal securities transactions, in such manner to avoid (1) serving their own personal interests ahead of clients; (2) taking inappropriate advantage of their position with the firm; and (3) any actual or potential conflicts of interest or any abuse of their position of responsibility.  In addition, Advisor’s employees are required to comply with applicable provisions of the Securities Act of 1933, the Securities Exchange Act of 1934, the IAA, the ICA, and the Sarbanes Oxley Act and rules thereunder.  Due to the litany of definitions and interpretations contained in these laws, it is imperative that Advisor employees also read and acknowledge the firm’s Compliance Manual, which contains policies and procedures (including the Code) designed to address pertinent industry regulations.  In addition, employees are asked to consult the CCO CCO or legal counsel before engaging in any activity or planned activity where there exists uncertainty concerning legality.

II. Purpose of the Code and Principles of Business Conduct

It is a fundamental principle that the interests of clients are at all times paramount to the interests of any director, officer or employee of any Advisor.  Persons covered by this Code must adhere to this general principle and the specific provisions of the Code at all times.  Every director, officer, and employee is required to read and understand this document and comply with it to protect and preserve the Advisor’s reputation.

Personal investments of all directors, officers and employees of the Advisor must be conducted in a manner that avoids actual or potential conflicts of interest with an Advisor’s clients.  Directors, officers and employees of an Advisor shall use their employment status, and any investment opportunities they learn of because of their positions with the Advisor, solely for the benefit of clients and in a manner consistent with their fiduciary duties.

No person covered by this Code shall engage in any act, practice, or course of conduct, which would violate the provisions of the federal securities laws.  Any violation of the Code, including engaging in a prohibited transaction or failing to file required reports, may result in disciplinary action including, but not limited to, disgorgement of profits, payment of a fine, censure, and, when appropriate, suspension or termination of employment and/or referral to appropriate governmental agencies.  Supervised Persons should be aware that they may be held personally liable for any improper or illegal activities committed during the course of their employment, and may be subject to civil penalties such as fines, regulatory sanctions, including suspensions, as well as criminal penalties.

Any questions regarding the Code should be referred to the CCO CCO.  However, while the CCO CCO is a resource, he or she is not giving legal advice, and authorization for trading through the pre-clearance process does not assure compliance with the totality of the Code.  Ultimately, each individual is responsible for his or her compliance with the Code.

III. Persons Covered by the Code

The following categories or sub-categories of persons covered under this code have been designed to meet all necessary rule requirements under the IAA, the ICA, and the ITSFEA:

(A) “Supervised Person” includes any:

i.                  Director, officer, and partner of the adviser (or other persons occupying a similar status or performing similar functions);

ii.               Employee of the adviser (including temporary and consulting help); and

iii.            Other person who provides advice on behalf of the adviser and/or is subject to the adviser’s supervision and control.

(B) “Access Person” means any Supervised Person who:

i.                  has access to nonpublic information regarding any clients’ purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any client account the adviser or its control affiliates manage; or

ii.               is involved in making securities recommendations to clients, or has access to such recommendations that are nonpublic.

(C) “Investment Person” means any Access Person who:

i.                  in connection with his/her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities on behalf of a client;

ii.               obtains information concerning recommendations made regarding the purchase or sale of securities on behalf of a client;

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iii.            otherwise exercises Investment Control over client accounts.

The CCO CCO shall maintain a list of Investment Personnel and the corresponding client accounts over which such Investment Personnel exercise Investment Control.

(D)  “Non-Access Person” means any Supervised Person who does not meet either the definition of

        Access or Investment Person.

Note: Any director, officer or employee of an investment adviser, who would be deemed an Access Person under this Code, who is subject to a code of ethics other than this Code that meets the requirements of Rule 204-2 under the Investment Advisors Act of 1940 (the “IAA”), Sections 204A, 204A-1, and 206 of the Advisors Act, and Rule 17j-1 under The Investment Company Act of 1940 (the “ICA”) shall be exempt from this Code.

IV. Accounts Covered by the Code

The following accounts or situations are covered under the Code:

(A)  Beneficial Ownership

All accounts over which an Access or Investment Person has a Beneficial Ownership interest, including but not limited to - Individual, IRA, Joint, UGMA, 529 Plan, and Trust accounts.

(B)  Immediate Family

All accounts of immediate (i.e. children or spouse) family household members of an Access or Investment Person - including any relative by blood or marriage living in the employee’s household.

(C)  Investment Control

All Accounts over which an Access or Investment Person exercises Investment Control.  This includes any arrangement where the Access or Investment Person serves as an agent, executor, trustee or in another similar capacity.

Note: Accounts over which the Access Person retains no Investment Control and that are managed by an independent third-party are exempt from the pre-clearance (Section XII) and prohibited transaction (Section VI) rules of the Code (except for transactions in IPOs and the approval requirements for Limited Offerings set forth in Section VI (B)(iv) and (viii), respectively):

i.                  if a copy of the discretionary account management agreement is provided to the CCO CCO promptly upon establishment of the account; and

ii.               the CCO CCO finds no exceptions after his/her review of the discretionary account management agreement.

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Note:  An interest in any pooled investment vehicle held by an Access Person and managed by an Advisor shall be exempt from the pre-clearance and prohibited transactions provisions of the Code (except for transactions in IPOs and the approval requirements for Limited Offerings) as long as the Beneficial Ownership of Access Persons does not in the aggregate exceed 25% of the ownership interest or Advisor is entitled to not more than 25% or more of the profits or losses in the vehicle.

V. Securities Covered by the Code

(A)  Securities covered under the Code include any:

i.	stock;
ii.	bond;
iii.	future;
iv.	investment contract;
v.	option on a security, index, or currency;
vi.	open-end mutual fund advised or sub-advised by the firm (or an affiliate(s), where applicable).
vii.	exchange traded fund (ETF);
viii.	closed-end fund;
ix.	limited partnership;
x.	foreign unit trust (i.e. UCIT) and foreign mutual fund;
xi.	private investment fund, hedge fund, and investment club, and;
xii.	any other instrument that is considered a “security” under the various securities laws.

(B)  Securities not covered under the Code include any:

i.	direct obligation of the U.S. government (e.g., treasury securities);
ii.	bankers’ acceptance;
iii.	bank certificate of deposit;
iv.	commercial paper;
v.	repurchase agreements;
vi.	money market funds;
vii.	open-end mutual funds that are not advised or sub-advised by the firm (or an affiliate(s), where applicable); and
viii.

shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are funds advised or sub-advised by the firm (or certain affiliates, where applicable).

VI. Prohibited Security Transactions Under the Code

(A)           No Supervised Person shall engage in any act, practice or course of conduct, which would violate the provisions of this Code.

(B)             No Access or Investment Person shall:

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i.                                          Buy or sell a Covered Security of an issuer on the same day a purchase or sale order for a client has been placed and/or executed or where a buy or sell order for the same Covered Security remains open, i.e. GTC order.

ii.                                       Buy or sell any Covered Security (or related security) that is under active consideration for purchase or sale by the Advisor.  (Such securities will be maintained on a Restricted List until action is taken by the Advisor).

iii.                                    Engage in short sales of any Covered Security held on behalf of a client.  This prohibition also applies, but is not limited to:

a.               sales of uncovered call options,

b.              purchases of uncovered put options, and

c.               short sales of bonds that are convertible into equity positions.

iv.                                   Acquire any Covered Security in an initial public offering (IPO);

v.                                      Aggregate a personal trade order(s) with those of client account orders in the form of a block trade.

vi.                                   Profit in the purchase and sale, or sale and purchase of the same (or equivalent) Covered Security within sixty (60) calendar days.

vii.                                Engage in or give the appearance of “front-running,” that is, purchase or sell a security for his/her own account(s) on the basis of Advisor’s trading positions or plans for a client account(s).

viii.                             Purchase or sell any security, while possessing material nonpublic information regarding any issuer of the security, until the information becomes public or is no longer material.

viii.                             Purchase any Security in a Limited or Private Offering, without prior written approval of the CCO CCO. (2)

(C)             No Investment Person shall:

i.                  Purchase or sell a Covered Security of an issuer within two (2) trading days before or after a purchase or sale order for a client has been placed and/or executed for a client

(2) Any person purchasing or holding Securities in a Limited or Private Offering shall disclose to the CCO CCO that investment when he/she plays a part in any subsequent consideration of an investment in the issuer for any client.  In such circumstances, the decision to purchase Securities of the issuer for a managed account client shall not be made by anyone with a personal interest in the issuer.  The Investment Ethics Committee shall provide guidance to the CCO CCO regarding the purchase of Limited Offering Securities.  For the purposes of this Code, purchases of time-shares and cooperative investments in real estate used as a primary or secondary residence shall not be subject to the prior written approval of the CCO CCO.  When considering requests for participation in Limited Offerings, the CCO CCO will take into account the specific facts and circumstances of the request prior to reaching a decision.  These factors include, among other things, whether the opportunity is being offered to an individual by virtue of his or her position with the Advisor, or his or her relationship to a RIC or managed client account.  The CCO CCO will also consider whether a managed client account is authorized to invest in securities of the issuer.  At its discretion, the CCO CCO may request any and all information and/or documentation necessary to satisfy itself that no actual or potential conflict, or appearance of a conflict, exists between the proposed Limited Offering and the interest of any managed client account.

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over which the Investment Person has Investment Control or assists with Investment Control.

DE MINIMIS EXEMPTION:  Prohibitions VI(B)(i) and VI(C)(i) shall not apply to any purchase or sale of any Security that aggregates to 500 or fewer shares and less than $20,000 in principal amount.  Please note that transactions meeting this exemption are subject to the other provisions of this Code, including pre-clearance.

VII. Exempt Security Transactions Under the Code

Although subject to reporting requirements, the following are not subject to pre-clearance and prohibited transactions rules of the Code:

i.                  purchases or sales effected in any account over which the Access or Investment Person retains no power to exercise controlling influence over the investment decisions and/or Securities held in the account (e.g., transactions over which an independent adviser exercises investment discretion);

ii.               purchases or sales which are non-volitional on the part of either the Access or Investment Person (e.g. option exercise or stock dividend distributed to all shareholders where receiving cash is not an option);

iii.            purchases related to an automatic investment or dividend reinvestment plan (Note: Any optional cash purchases and sales through such plans are subject to pre-clearance);

iv.           purchases effected upon the exercise of rights issued pro rata to all holders of a class of an issuer’s Securities, to the extent such rights were acquired from issuer, and sales of such rights so acquired;

v.              Employee Stock Purchase Program transactions (via payroll deduction) purchased by an Access Person’s spouse or dependent living in the same household (provided the CCO CCO has been previously notified in writing about such program);

vi.           Employee Stock Option Program transactions by an Access or Investment Person’s spouse or dependent living in the same household;

vii.        transactions in Securities pursuant to a bona fide tender offer made for any and all such Securities to all similarly situated shareholders in conjunction with mergers, acquisitions, reorganizations and/or similar corporate actions. (Note: Tenders pursuant to offers for less than all outstanding Securities of a class of Securities of an issuer must be pre-cleared.

Access or Investment Persons should consult the CCO CCO if there are any questions about whether one of the exemptions listed above applies to a given Covered Securities transaction.

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VIII. Outside Affiliations

Supervised Persons are prohibited from serving on a board of directors of any company without written authorization of the Investment Ethics Committee.  Any such authorization shall be based upon a determination that the board service would be consistent with the interests of any client(s).

Volunteer service (without compensation) as a partner, officer, director owner or trustee of a non-profit organization, i.e. Hospital, School or other Social Organization Board, etc. does not require disclosure if there is no relationship to the Advisor.

Outside Affiliations permitted under the Code shall be submitted to the CCO CCO via the form attached hereto as Exhibit G no later than fifteen days (15) from the date of appointment.

IX. Political Contributions

Supervised persons are prohibited from making political contributions for the purpose of obtaining or retaining Advisory contracts with government entities (known as “pay to play”).  Although political contributions are not prohibited, Supervised persons must be cognizant of potential conflicts of interest that may exist if the Advisor or its employees contribute to the campaigns of any client(s), employees or consultants to the Advisor.

All Supervised persons are required to pre-clear any political contributions made to individual candidates, city, country, and state governing bodies; and local governments and their electorates with the CCO CCO using the form attached hereto as Exhibit H.

On a quarterly basis, all Supervised Persons are required to report any Political Contributions made to individual candidates, city, country, and state governing bodies; and local governments and their electorates to the CCO CCO via the form attached hereto as Exhibit D no later than fifteen days (15) from the end of the quarter.

X. Gifts and Entertainment

Supervised persons are not permitted to offer, seek or accept any gift, service or other item of more than de minimis value, either directly or indirectly, from any person or entity that does business with or on behalf of the Advisor.  For the purposes of this provision, the following items are acceptable:

i.                  An occasional meal;

ii.               An occasional ticket to a sporting event, the theater or comparable entertainment;

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iii.            A gift of fruit or other foods.

Note: As per the NASD Rule Manual, de minimis value is less than or equal to $100.

XI. Confidentiality/Safeguarding of Data

Supervised persons, as fiduciaries, must adhere to the Advisor’s Privacy Policy under Regulation S/P of the Gramm Leach Bliley Act (the “GLBA”).  All material, non-public information pertaining to any client must be safeguarded, and includes, but is not limited to adherence to physical and technical security of information.  Supervised Persons are required to adhere to the following guidelines:

i.                  Sharing of access codes and/or passwords with any other individual is prohibited without authorization from the IT Department;

ii.               Client information, such as account statements, applications, etc. must be secured at all times when not in use;

iii.            Information on investment strategies, transactions and investments being considered or used by the Advisor for client accounts shall be secured at all times and not discussed with persons who are not Access Persons or with third parties (other than as needed for compliance purposes) prior to their disclosure to clients of Advisor.

iv.           Transmission of material, non-public information to unauthorized parties, via any means, is strictly prohibited.  Authorized parties include, but are not limited to the following:

•                  Affiliate Firms and their designees

•                  Broker Dealers who conduct business with the Advisor on behalf clients

•                  Third party entities with a contractual need for such information and who have executed a non-disclosure agreement with the Advisor.

XII. Pre-Clearance Procedures

An Access or Investment Person must submit a written pre-clearance form (Exhibit C) to the CCO CCO or his/her designee for each proposed transaction.  Trade authorization is good until the close of the business day the pre-clearance request is approved.  Trade authorization may be extended, shortened or rescinded in special circumstances.  The CCO CCO or his/her designee shall document the reason(s) for any non-approval of a proposed security transaction.

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Although making the pre-clearance request does not obligate the Access or Investment Person to do the transaction, it should be noted that:

•                  The order for the transaction should be placed with the broker on the date the pre-clearance authorization is received.  In the event that it is not possible, despite best efforts, for the order to be placed with the broker on the date the pre-clearance is authorized, the Access or Investment Person may place such order prior to the market opening on the next business day.  Such pre-market orders shall not be deemed to violate Section VI (B)(i).

•                  In most, if not all cases, pre-clearance authorization will not be given until near the end of the trading day, regardless of when the Access or Investment Person submits the pre-clearance request.  The pre-clearance request should be submitted as early as possible on the day trade authorization is sought.

XIII. Reporting Requirements

(A) Initial and Annual Certification of Compliance with the Code

Upon employment and annually thereafter, each Supervised Person shall certify that he/she has:

(i)                                read and understand the Code and recognize that they are subject thereto;

(ii)                             complied with the applicable requirements of the Code; and

(iii)                          reported all personal securities transactions required to be reported pursuant to the requirements of the Code.

The certification report shall be made on the form attached as Exhibit A and submitted to the CCO CCO no later than fifteen (15) days after becoming a Supervised Person and annually fifteen (15) days after calendar year end.

 (B) Initial and Annual Disclosure of Holdings and Brokerage Accounts

Upon employment and annually thereafter, each Access or Investment Person is required to submit to the CCO CCO a report listing all Covered Securities holdings and securities trading accounts in which the Access or Investment Person has a direct or indirect Beneficial Ownership as defined by the Code (See Section IV, Accounts Covered by the Code).

The certification report shall be made on the form attached as Exhibit B and submitted to the CCO CCO no later than fifteen (15) days after becoming a Supervised Person and annually thirty (30) days after calendar year end.

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Note: Accounts of Immediate Family Members over which the Access Person exercises Investment Control, but does not have a direct or indirect Beneficial Interest, shall be reported on Exhibit B and on an annual basis thereafter.

(C) Quarterly Personal Transactions

(a)                                                     Each Access or Investment Person is required to report all transactions made in Covered Securities during the quarter, and any new securities accounts opened during the period;

Quarterly Trading Disclosures shall be submitted to the CCO CCO via the form attached hereto as Exhibit D no later than fifteen (15) calendar days after the end of the calendar quarter, including any period in which no securities transactions were effected.

Exhibit D shall contain the following information:

i.                  the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

ii.               the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

iii.            the price of the Covered Security at which the transaction was effected; and

iv.           the name of the broker, dealer or bank with or through whom the transaction was effected.

Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect Beneficial Ownership in the Security to which the report relates.

(b)                                 Each Access or Investment Person is required to report any political contributions made during the period.  Quarterly Political Contribution Disclosures shall be submitted to the CCO CCO via the form attached hereto as Exhibit H no later than fifteen (15) calendar days after the end of the calendar quarter.

(D) Outside Affiliations

Outside Affiliations permitted under the Code shall be submitted to the CCO CCO via the form attached hereto as Exhibit G no later than fifteen days (15) from the date of appointment.

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(E) Miscellaneous Reporting Requirements

i.                  All Access and Investment Persons must promptly submit a Notification of Securities Account Opening (Exhibit E) to the CCO CCO any time a new account described in Section IV is opened.

ii.               Other Securities transactions which were not completed through a brokerage account, such as inheritances, spin-offs from Securities held outside brokerage accounts, or other actions must be reported to the CCO CCO within fifteen (15) days of said transaction.

 (F) Conflict of Interest

Every Supervised Person shall notify the CCO CCO of any personal conflict of interest relationship which may involve any client such as the existence of any economic relationship between their transactions and securities held or to be acquired by any client.  Such notification shall occur in the pre-clearance process.

The CCO CCO shall notify each Supervised Person that he or she is subject to these reporting requirements, and shall deliver a copy of this Code to each such person upon request.

XIV. Reporting of Violations

Each Supervised Person shall promptly report to the CCO CCO all apparent violations of this Code and its associated policies and procedures.

The CCO CCO shall promptly report to the Investment Ethics Committee all apparent violations of this Code and its associated policies and procedures.

When the CCO CCO finds that a transaction otherwise reportable could not reasonably be found to have resulted in a fraud, deceit or manipulative practice in violation of Rule 17j-1, or Rule 204(a)(12) he/she may, in his/her discretion, send a copy of a written memorandum of such finding and the reasons therefore with the reports made pursuant to this Code to the Investment Ethics Committee, in lieu of reporting the transaction as defined above.

The Investment Ethics Committee and, where appropriate, the Board of Directors of Advisor shall consider reports made hereunder and shall determine whether or not this Code has been violated and whether the appropriate sanctions, if any, were imposed.

XV. Management Reporting

The CCO CCO shall prepare and deliver a report relating to this Code to the Advisor’s Board of Directors and to any applicable RIC Board of Directors on a Quarterly and Annual Basis.  Such report shall:

(a)               summarize existing procedures concerning personal investing and any changes in the procedures made during the period year;

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(b)              identify any violations requiring significant remedial action during the period;

(c)               identify any recommended changes in the existing restrictions or procedures based upon past experience under its Code, evolving industry practices or developments in applicable laws or regulations; and

(d)              certify that Advisor has adopted procedures reasonably necessary to prevent Supervised Persons from violating the Code.

XVI. Training/Education

The CCO CCO shall be responsible for the training and education of Supervised persons regarding the Code.  Such training shall be provided upon commencement of employment, in conjunction with the delivery of the Code to new hires, continually as questions or revisions to the Code arise, and annually as part of an overall Compliance Department training regimen.  All Supervised persons are required to attend any training sessions or read any applicable materials in relation to the Code.

XVII. Sanctions

This Code is designed to assure compliance with applicable law and to reinforce Advisor’s reputation for integrity in the conduct of its business.

Upon discovering a violation of this Code, sanctions may be imposed as deemed appropriate, including, among other things, disgorgement of profits, a letter of censure or suspension or termination of the employment of the violator.

An incidental failure to comply with the Code is not necessarily a violation of law or Advisor’s Principles of Business Conduct. Isolated or inadvertent violations of the Code not resulting in a violation of the law will be referred by the CCO CCO to the Investment Ethics Committee and disciplinary action commensurate with the violation, if warranted, will be imposed.

Violations of any of the enumerated transactions in Section VI (Prohibited Security Transactions) may require the sale of any open positions and disgorgement of any profits realized from the prohibited transaction(s).  A pattern of violations that individually do not violate the law or Principles of Business Conduct, but which taken together demonstrate a lack of respect for the Code, may result in disciplinary action, including termination of employment.  A violation of the Code resulting in a violation of the law will be severely sanctioned, with disciplinary action including, but not limited to, termination of employment or referral of the matter to the appropriate regulatory agency for civil or criminal investigation.

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XVIII. Interpretations and Exceptions

As the designee of the Investment Ethics Committee, the CCO CCO shall have the right to make final and binding interpretations of the Code and may grant an exception to certain of the above restrictions, as long as no abuse or potential abuse is involved.  A memorandum regarding the granting of any such exceptions, and the reasons therefore, shall be retained pursuant to Section XVI hereof.  Each Access Person must obtain approval from the CCO CCO before taking any action regarding such an exception.

Interpretative decisions of the CCO CCO may be appealed to the Investment Ethics Committee.  With respect to any such appeal, the Investment Ethics Committee shall review the decision of the CCO CCO and determine whether the Code has been violated and may impose different sanctions.

The Advisor’s President, CIO or CAO is responsible for reviewing the CCO CCO’s personal trading reports required under the Code and pre-clearing his/her trades.  If the CCO CCO is in violation of the Code, the Investment Ethics Committee will impose the appropriate sanction(s).

XIX. Retention of Records

This Code, as updated from time to time, acknowledgement of receipt of a copy of this Code by each Supervised Person, a list of all persons required to make reports hereunder from time to time, a copy of each report made by an Access Person hereunder, each memorandum made by the CCO CCO hereunder and a record of any violation hereof and any action taken as a result of such violation, shall be maintained by the RIC or Advisor as required under the Rule for a period of not less than 5 years.

The CCO CCO will use his or her best efforts to assure that all requests for pre-clearance, all personal Securities transaction reports and all reports of Securities holdings are treated “Personal and Confidential.”  However, such documents will be available for inspection by appropriate regulatory agencies, and by other parties within Advisor and its affiliates as are necessary to evaluate compliance with or sanctions under this Code.  Documents received from Access Persons who are officers of the RIC or who have day-to-day management responsibilities for a series of the RIC are also available for inspection by the Board of Directors of the RIC.

XX. Insider Trading Policy

1.               Policy Statement on Insider Trading

Advisor prohibits any officer, director, or employee from trading, either personally or on behalf of others, including on behalf of the RIC and managed clients, or recommending Securities, while in possession of material, non-public information in violation of applicable laws and regulations.  This unlawful conduct is frequently referred to as “insider trading.”

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Advisor’s policy extends to external activities and outside duties related to your association with Advisor.  Every officer, director, and employee must read and retain this policy statement. Any questions regarding Advisor’s insider trading policy and procedures should be referred to the CCO CCO.

Adherence to Advisor’s Insider Trading Policy and Procedures is a basic condition of your employment or association with the firm.  Failure to comply with these policies and procedures is ground for disciplinary action, including discharge, by Advisor.

2.               Definition of Insider Trading

The term “insider trading” is not defined in the federal securities laws.  However, the term insider trading generally is used to refer to the use of material, non-public information to trade in Securities (whether or not one is an “insider”) or to communications and recommendations of material, non-public information to others.

The law concerning insider trading is not static.  However, the law concerning insider trading generally prohibits:

•                                          trading by an insider, while in possession of material, non-public information;

•                                          trading by a non-insider, while in possession of material, non-public information where the information either was disclosed to the non-insider in violation of an insider’s duty to keep it confidential or was misappropriated; or

•                                          communicating material, non-public information to others.

The elements of insider trading and the penalties for such unlawful conduct are discussed below.

3.               Who is an Insider

The concept of “insider” is broad.  It includes, at a minimum, officers, directors, and employees of a company.

The concept of insider also includes a “temporary insider.”  A person is a “temporary insider” if he or she enters into a special, confidential relationship in the conduct of a company’s affairs and, as a result, is given access to information solely for the company’s purposes.  A temporary insider can include, among others, company’s attorneys, accountants, consultants, bank lending officer, and the employees of such organizations.

Advisor itself may become a temporary insider of a company it advises or for which it performs other services.  According to the U.S. Supreme Court, an individual could become a temporary insider if the company expects the outsider who becomes a temporary insider to keep the disclosed, non-public information confidential, and the relationship at least implies that the individual has such a duty.

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4.               What is Material Information

“Material information” generally is defined as (1) information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or (2) information that is reasonably certain to have a substantial effect on the price of a company’s securities.

Information that officers, directors and employees should consider material includes, but is not limited to the following:

•                  dividend changes, earnings estimates and other similar financial information, such as large or unusual write-offs, write-downs, profits or losses, changes in previously released earnings estimates;

•                  significant merger or acquisition proposals or other agreements for the sale or purchase of substantial assets;

•                  major litigation, such as the institution of, or development in, litigation or a regulatory proceeding;

•                  extraordinary borrowing or other liquidation problems such as defaults under agreements or actions by creditors, customers, or suppliers relating to a company’s credit standing;

•                  tender offers, which are often material for the party making the tender offer as well as for the issuer of the securities for which the tender offer is made and extraordinary management developments;

•                  pending discoveries or developments, such as new products, sources of materials, patents, processes, inventions or discoveries of mineral deposits;

•                  a proposal or agreement concerning a financial restructuring;

•                  a proposal to issue or redeem securities, or a development with respect to pending issuance or redemption of securities;

•                  a significant expansion or contraction of operations;

•                  new products or discoveries;

•                  information about major contracts or increases or decreases in orders;

•                  developments regarding a company’s senior management;

•                  information about a company received from a director of that company; and

•                  information regarding a company’s possible noncompliance with various laws.

Additionally, information need not refer to specific aspects of a company’s business to be deemed material information.  For example, in Carpenter v. U.S., 108 U.S. 316 (1987), the U.S. Supreme Court considered as material, certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates that reports

16

on various companies would appear in the Journal and whether those reports would be favorable or not.

Importantly, this is a non-exhaustive list.  Therefore, you should consider all relevant circumstances when determining whether information is material.

5.               What is Non-Public Information

Information is non-public until it has been effectively communicated to the market place.  One must be able to point to some fact to show that the information is generally public (i.e., generally available to the investing public).  For example, information found in a report filed with the SEC or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal, or other publications of general circulation would be considered public information.

Information received under circumstances indicating that it is not yet in general circulation and which may be attributable, directly or indirectly, to the company or its insiders is likely to be deemed non-public information.

The amount of time required for information to become effectively communicated depends upon many factors.  For instance, it may depend upon whether the information appears in widely accessible sources, such as newspapers or on the internet, or whether the information appears in regulatory filings.  Information appearing in newspapers or through electronic media, such as the Internet, is more rapidly disseminated than information appearing in regulatory filings.

The complexity of the information is a relevant factor.  If the information is more complex and, therefore, more difficult to understand, it may take more time for such information to be widely available to the public.  In contrast, if the information is more simple, then it may take less time for such information to be widely available to the public.

Again, you should consider all relevant circumstances when determining whether a sufficient amount of time has passed before the information is widely available.

6.               Prohibitions Based upon Material Non-Public Information

If you obtain material non-public information, you may not trade Securities or even recommend related Securities either for your own or accounts in which you have a direct or indirect Beneficial Interest, or any account over which you exercise Investment Control, until you can refer to some public source to show that the information is generally available (that is, available from sources other than insider sources) and that enough time has passed to allow wide dissemination of the information.  In addition, any person who passes along material non-public information upon which a transaction is based (tipping) may also be liable.  This prohibition on the trading of Securities relates to any Security: it includes, but is not limited to the securities of First Republic Bank.  For example, no employee may divulge the current portfolio transactions of any client to anyone unless it is properly within his or her job responsibilities to do so.

You may discuss inside information with other Advisor employees only if the discussion of such inside information is necessary for Advisor employee to fulfill her or his job responsibilities.

7.               Duties Based upon the Prohibitions on Inside Information

All directors, officers and employees of Advisor, particularly those who have Investment Control over the managed accounts, must take appropriate steps to avoid receiving material non-public

17

information.  Receiving such information could impose severe restrictions on one’s ability to perform one’s job responsibilities, particularly in fulfilling your fiduciary obligations to Advisor’s managed account clients.

All employees managing the work other persons, whether employees, consultants, or temporary employees, who have access to inside information are responsible for ensuring that such persons are aware of this policy.

8.               Base for Liability

(a)                                    Fiduciary Duty Theory

In 1980, the U.S. Supreme Court found that there is no general duty to disclose before trading on material, non-public information but that such a duty arises only where there is a fiduciary relationship, that is, there must be a relationship between the parties to the transaction such that one party has a right to expect that the other party will disclose any material, non-public information or refrain from trading. Chiarella v. U.S., 445 U.S. 22 (1980).

In Dirk v. SEC, 463 U.S. 646 (1983) the U.S. Supreme Court stated alternate theories under which non-insiders can acquire the fiduciary duties of insiders: they can enter into a confidential relationship with the company through which they gain information (i.e. attorneys, accountants) or they can acquire a fiduciary duty to the company’s shareholders as “tippees” if they are aware or should have been aware that they have been given confidential information by an insider who has violated his fiduciary duty to the company’s shareholders.

However, in the “tippee” situation, a breach of duty occurs only if the insider personally benefits, directly or indirectly, from the disclosure. The benefit does not have to be pecuniary but can be a gift, a reputational benefit that will translate into future earnings or even evidence of a relationship that suggests a quid pro quo.

(b)                                   Misappropriation Theory

Another basis for insider trading liability is the “misappropriation” theory where liability is established when trading occurs on material, non-public information that was stolen or misappropriated from any other person. In U.S. v. Carpenter, supra, the U.S. Supreme Court found, in 1987, a columnist defrauded The Wall Street Journal when he stole information from the Journal and used it for trading in the securities markets. It should be noted that the misappropriation theory could be used to reach a variety of individuals not previously thought to be encompassed under the fiduciary duty theory.

9.               Penalties for Insider Trading

Penalties for trading on or communicating material, non-public information are severe both for individuals involved in such unlawful conduct and their employers.  A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include: civil injunctions, treble damages, disgorgement of profits, imprisonment, fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited and fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

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In addition, any violation of this policy statement can be expected to result in serious sanctions by Advisor.  These sanctions include, but are not limited to, dismissal of the employees involved.

10.         Procedures to Implement Advisor’s Policy Against Insider Trading

The following procedures have been established to aid the officers, directors, and employees of Advisor in avoiding insider trading and to aid Advisor in preventing, detecting and imposing sanctions against insider trading.  Every officer, director, and employee of Advisor must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability, and criminal penalties. If you have any questions about these procedures, you should consult the CCO CCO.

(a)                                  Identifying Inside Information

Before trading for yourself or others, including investment companies or private accounts managed by an Advisor, in the Securities of a company about which you may have potential inside information, ask yourself the following two (2) sets of questions:

•                  Is the information material?  (See Section XVII(4)).

•                  Is the information non-public?  (See Section XVII(5)).

If after consideration of the above, you believe that the information is material and nonpublic or if you have questions as to whether the information is material and non-public, you should take the following steps:

•                  Report the matter immediately to the CCO CCO.

•                  Do not purchase or sell the Securities on behalf of yourself or others including investment companies or private accounts managed by Advisor.

•                  Do not communicate the information inside or outside Advisor other than to the designated CCO CCO.

After the CCO CCO has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication or you will be allowed to trade and communicate the information.

(b)                                   Restricting Access to Material, Non-Public Information

Information in your possession that you identify as material and non-public may not be communicated to anyone including persons within Advisor except as provided above. In addition, you should take care that such information is secure. For example, files containing material, non-public information should be sealed; access to computer files containing material, non-public information should be restricted.

(c)                                   Resolving Issues Concerning Insider Trading

If, after consideration of all the above procedures, doubt remains as to whether information is material or non-public or if there is any unresolved question as to the applicability of interpretation of the foregoing procedures or as to the propriety of any action, it must be discussed with the CCO CCO before trading or communicating the information to anyone.

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XXI. Definitions

(A)  Beneficial Ownership

Shall be as defined in, and interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (“SEC”) thereunder, with specific reference to Exchange Act Rule 16a-1(a)(2).

The determination of Beneficial Ownership is the responsibility of each Access Person.  It is a fact-based decision.

Questions regarding Beneficial Ownership should be directed to the CCO CCO.  Because, however, a determination of Beneficial Ownership requires a detailed analysis of personal financial circumstances that are subject to change, the CCO CCO ordinarily will not advise employees on this definition.

(B)  CCO CCO

The CCO CCO of the Advisor(s), as designated under SEC Rule 38(a)-1, responsible for administering the Code.

(C)  Covered Security

Any Security as defined in Section 2(a)(36) of the Investment Company Act except (i) direct obligations of the Government of the United States; (ii) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and (iii) shares issued by open-end registered investment companies (mutual funds).  Covered Securities would also not include instruments that are not Securities as defined in Section 2(a)(36) of the Investment Company Act such as currency futures, currencies, currency forwards and derivatives thereof.

(D)  Disinterested Director

A director of an Advisor who is not an “interested person” of Advisor within the meaning of Section 2(a)(19) of the Investment Company Act. Determinations of “Disinterested Director” status shall be made in writing by the Investment Ethics Committee.  Supervised Persons who have “Disinterested Director” status are considered Non-Access Persons under the Code.

(E)  Disinterested Fund Director

A Director of a Registered Investment Company who is not an “interested person” of the Advisor within the meaning of Section 2(a)(19) of the Act.  Determinations of “Disinterested Fund Director” status shall be made by RIC counsel with the approval of the Advisor’s Board of Directors and notice of such determination shall be provided to the CCO CCO and the Investment Ethics Committee.

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(F)  Immediate Family Member

Shall mean any child, stepchild, grandchild, parent, stepparent grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law and shall include adoptive relationships.

(G)  Investment Control

Shall mean the direct or indirect power to exercise controlling influence over the investment decisions and securities held by a RIC or managed client account.

(H)  Investment Ethics Committee

The oversight body responsible for the implementation and enforcement of this Code composed of investment, legal and compliance personnel of Advisor and its affiliates.  The Investment Ethics Committee shall be approved and appointed by the Board of Directors of Advisor.

(I)  Limited Offering

Means an offering that is exempt from registration under the Securities Act of 1933, as amended (“Securities Act”) pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505 or Rule 506 under the Securities Act.  A Limited Offering includes certain co-operative investments in real estate, co-mingled investments vehicles such as hedge funds and investments in family-owned businesses.

(J)  Security

Means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-RIC certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, Fractional undivided interest in oil, gas or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security,” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

(K)  Security Held or to be Acquired

Any Covered Security which, within the most recent 14 calendar days: (1) is or has been held by any client; or (2) is being or has been considered by advisor for purchase or any client; and any option to purchase or sell, and any Security which is convertible into or exchangeable for, a Covered Security.

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APPENDIX A

SEC Registered Investment Advisor Affiliates of First Republic Bank include:

First Republic Wealth Advisors LLC

Froley, Revy Investment Company Inc.

Starbuck, Tisdale & Associates

Trainer Wortham & Company, Inc.

EXHIBITS

Exhibit A – Initial/Annual Code of Ethics & Insider Trading Policy Certification

Exhibit B – Initial/Annual Securities Holdings Disclosure

Exhibit C – Personal Trade Pre-Clearance Request Form

Exhibit D – Quarterly Personal Trading Disclosure

Exhibit E – Securities Account Opening Disclosure

Exhibit F – Broker Letter Template for Duplicate Confirms and Statements

Exhibit G – Outside Affiliation Disclosure

Exhibit H – Political Contribution Disclosure

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Exhibit 99.(p)(3)

PINNACLE ASSOCIATES LTD.

Code of Ethics

(Rule 17j-1) Policy

Investment Advisers Code of Ethics (Refer to section V)

Governing the Purchase and Sale of Securities by Access Persons(1) (See section IV as to 10/29/99 Rule 17j-1 Amendment)

I.                                         Legal Requirement:

Pinnacle acts as investment advisor and is registered as such under the Investment Advisers Act of 1940. Rule 17j-1 under of the Act, states that it is unlawful for any director, trustee or officer of a registered investment advisor, as well as other persons, in connection with the purchase or sale of a security “held” or “to be acquired” by that registered investment advisor to:

A.                                    employ any device, scheme or artifice to defraud Pinnacle;

B.                                    make any untrue statement of material fact or omit to state any material fact necessary in order to make the statement not misleading;

C.                                    engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon Pinnacle; or

D.                                    engage in any manipulative practice with respect to Pinnacle.

A security is considered to be “held” or “to be acquired” if within the most recent 7 days it (i) is or has been held by Pinnacle, or (ii) is being considered by Pinnacle for purchase.

II.

A.                                    It is the policy of Pinnacle that no “access person” shall engage in any act, practice or course of conduct that would violate the provisions of Rule 17j-1 set forth above.

B.                                    So that a buying or selling interest on the part of an access person as well as on the part of Pinnacle will not affect the price received by Pinnacle for any security, it is also the policy of Pinnacle that no access person who is aware the firm is purchasing or selling a particular security, or has such a purchase or sale under consideration, shall enter an order for the purchase or sale of such security prior to the client transaction having been completed, unless it is clear that in view of the nature of the security and the market for such security the order of the access person will not affect the price paid or received by the firm.(1)

2005

III.                                 Procedures:

A.                                    It is the policy of Pinnacle that it maintain reasonable assurance that it has information to enable the firm to determine whether the provisions of Rule 17j-1(a) are being observed by its access persons, hence the firm has set in place the following procedures:

An “access person” is defined as (1) each director or officer of pinnacle; (2) any natural person in control relationship 25% ownership) to Pinnacle; and (3) any advisory person of Pinnacle, i.e. any employee who, in connection with his regular function or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by Pinnacle, or whose functions relate to the making of any recommendations with respect to such purchases and sales.

1.                                  Each access person is required to obtain a letter from Pinnacle’s Compliance Officer, authorizing the employee to have an outside brokerage account. Each new brokerage account must be approved by Compliance.

2.                                      Each access person is required to obtain pre-clearance before trading in any reportable securities.

3.                                  Access persons are required to arrange for copies of broker’s statements covering each reportable transaction for the account of the access person to be mailed by the broker executing the transactions directly to the Compliance Officer of Pinnacle. Access persons who are unable to have duplicate statements mailed are required to submit Schedule A within 10 days after the end of each calendar quarter. This is in addition to receiving trade pre-clearance.

“Reportable Securities” are defined as all securities, excluding those securities issued or guaranteed by the United States Government, it’s agencies or instrumentality, bankers acceptances, bank certificate of deposit, commercial paper and shares of registered open-end investment companies.

B.                                    The Compliance Officer will notify each person who is considered an “access person” and who will be required to file Schedule A reports pursuant to the policies outlined above.

C.                                    The Compliance Officer shall report to Pinnacle’s Board of Directors:

1)              following the receipt of any Broker Statement or Schedule A Report with respect to each reported

2)              transaction in a security which was bought or sold and which did not receive pre-clearance.

3)              acquired or sold by the access person after receiving a “Do Not Buy/Sell” response from Compliance.

4)              any transaction that normally would not be required to be reported to the Board of Directors but yet the Compliance Officer believes nonetheless may be evidence of a violation of this policy.

5)              any other apparent violation of the reporting requirement or Code.

D.                               The Compliance Officer shall have discretion not to make a report to Pinnacle’s Board of Directors if she finds that by reason of size of the transaction, the circumstances or otherwise, no fraud or deceit of manipulative practice could reasonably be found to have been practiced on the Firm in connection with its holding or acquisition of the security or that no other material violation of this policy has occurred. A written memorandum of any such finding shall be filed with reports made pursuant to this policy.

E.                                 Pinnacle’s Board of Directors shall consider reports made to it and upon discovering that a violation of this Code has occurred, the Board of Directors may impose such sanctions as it deems appropriate, including, among other things, a letter of sanction or suspension or termination of the employment of the violator. In addition, the Board of Directors shall review the operation of these policies at least once a year.

F.                                 The Compliance Officer or her designee will maintain the following records for the period as per the requirements of Rule 17j-1 of the Investment Company Act of 1940. File copies will include but are not limited to the following:

1.               Schedule A Reports Prepared by each access person or duplicate brokerage statements for the account of an access person;

2.               any written report or memorandum;

3.               a list of all persons required to file Schedule A Reports;

4.               a list of all persons acknowledging receipt of this policy.

IV                                   Rule 17j-1 Amendments (Effective 10/29/99)*

The SEC adopted amendments to Rule 17j-1 effective October 29,1999, pursuant to which registered investment advisors to investment companies must comply with the reporting requirements made reference to in the amended Rule 17j-1, including but not limited to:

(1) Initial Holding Report-each Access Person, within 10 days of becoming an Access Person, must submit an initial holdings report.

(2) Annual Holdings Report- pursuant to which information on initial holdings must be updated annually.

(3) Quarterly Transaction Report- Rule 17j-1 continues to require Access Persons to file a quarterly transaction report within 10 days after the close of each calendar quarter, together with certain new information requirements.

(4) Initial Public Offerings and Limited Offerings- requiring prior approval for a direct or indirect investment in an initial public offering or limited offering.

The Pinnacle Compliance Officer or her Designee shall remain responsible for monitoring compliance of the amended Rule 17j-1 requirements on behalf of Pinnacle and each Access Person.

This Code of Ethics is supplemented by:

Code Of Ethics Practices—Blackout Period & Pre-Clearance Procedures & Pinnacle’s Insider Trading Policy

V. Investment adviser codes of ethics (Effective 2/1/2005)

Additional or important requirements in addition to Rule 17j-1 are listed:

(a) Adoption of code of ethics that includes:.

•                                          Provisions requiring access persons to comply with applicable federal securities laws;

•                                          Provisions requiring access persons to report any violations of your code of ethics promptly to your Chief Compliance Officer

(b) Reporting requirements.

(1) Holdings reports*. Access persons are required to submit to the Chief Compliance Officer a report of the access person’s current securities holdings that meets the following requirements:

•                                          No later than 10 days after the person becomes an access person, and the information must be current as of a date no more than 45 days prior to the date the person becomes an access person.

•                                          At least once each 12-month period thereafter, and the information must be current as of a date no more than 45 days prior to the date the report was submitted.

*The Holdings Reports are in addition to the quarterly transaction reporting.

PINNACLE ASSOCIATES LTD

SCHEDULE A - REPORTABLE SECURITIES TRANSACTIONS

To:                              Compliance Officer

From:

Re: Securities Transactions under Pinnacle’s Code of Ethics (Rule 17j-1) Policy

Month Ending:

(Month / Year)

(PLEASE NOTE: LIST ONLY THE TRANSACTION FOR ONE ACCOUNT PER SCHEDULE A REPORT)

The following represents all Reportable Securities Transactions which occurred during the past month which I have listed above as per the instruction of Pinnacle’s Code of Ethics (Rule 17j-1) Policy Manual.

			TYPE				MATURITY	INTEREST
TRADE	ACCOUNT		OF TRADE	NUMBER			DATE (IF	RATE
DATE	NUMBER	BROKER	(B/S)	OF SHARES	NAME OF SECURITY	PRICE	APPLICABLE)	ADD

If a new brokerage account has been established, please complete the following:

Name of the the broker, dealer or bank with whom the account has been established:

I affirm that I have complied with all applicable federal securities laws.

(initial)

(initial)	I affirm that I have promptly reported any violations of Pinnacle’s Code of Ethics to the Chief Compliance Officer.

I understand that I may or may not be asked for further information regarding the above securities transactions and agree to provide backup on each and/or all trades questioned.

Signature of Access Person

Print Name of Access Person

Code of Ethics Practices

Blackout Period & Pre-Clearance Procedures

Portfolio Managers, Analysts, and Traders are subject to a 7 day blackout period on the buy-side (meaning a security can not be bought if it has been sold in the preceding 7 days or will be bought in the upcoming 7 days) and a 1 day blackout period on the sell-side(meaning a security cannot be sold if it was bought on the preceding day or will be sold the following day) based on the universe of securities for which they make investment decisions or trade and/or whether clients will be disfavored.

All other access persons are prohibited from executing a securities transaction in any security in which Pinnacle has a pending buy/sell order until after a 1 day waiting period from the time the order is fully executed or withdrawn. In certain instances if clients will not be disfavored, approval may be granted before the 1 day waiting period, such as for very liquid stocks, e.g. Microsoft.

In addition Pinnacle maintains a watchlist of securities based on liquidity and the amount of total outstanding shares Pinnacle holds or intends to acquire. Any security on the watchlist may not be purchased by any access person until removed from the watchlist.

All buy/sell requests should be given to Compliance for approval. Except for Portfolio Managers, access persons will be assigned a Manager who will need to grant initial approval before forwarding to Compliance.

What Securities Are Covered By This Code

This Code covers all securities in which the Funds or Clients may invest, including stocks, options, futures and options on futures, except for U.S. Government securities and repurchase agreements thereon. These securities are referred to as “Reportable Securities.”

What Activities are Covered by This Code

This Code applies to all activities by which a Covered Account (see below) acquires or disposes of any direct or indirect beneficial interest in a Covered Security. Any such activity is referred to as a “Covered Activity.” Covered Activities do not, however, include transactions which are not voluntary, such as the receipt or disposition of Covered Securities in a reorganization in which all holders are bound by a vote of holders.

What Accounts are Covered by This Code

This Code covers all securities accounts (“Covered Accounts”) in which any “access person,” as defined in the Rule, has any direct or indirect beneficial interest.

Note: Due to beneficial ownership provisions (see Appendix A), Covered Accounts may include accounts not only in the names of access persons, but other accounts not registered in their names, including accounts held for their benefit, certain family accounts and certain accounts of trusts, estates, partnerships and corporations.

Covered Transactions

A “Covered Transaction” as used in this Code means any Covered Activity in a Covered Account involving Reportable Securities. Because of the complexity of these definitions, an example is provided below to illustrate the application of these definitions. This example Is not meant to cover all cases, but only to show how the definitions work in a particular fact situation.

Example: The wife of an access person has a custodial account for a minor child. Because of the beneficial ownership provisions of the Rule, this is a Covered Account. The Account holds Reportable Securities. The Reportable Securities are sold. This is a Covered Activity, because it is voluntary. The transaction is a Covered Transaction, requiring pre-clearance.

Initial Holdings Report

Within ten days of becoming an access person, an initial holdings report needs to be provided to the Compliance Officer via the most recent monthly or quarterly brokerage statement listing all securities beneficially owned.

Annual Holdings Report

An annual holdings report needs to be provided to the Compliance Officer detailing all holdings for the year within 45 days of the year-end.

Please note:

Any trades that are executed without pre-clearance will have to be reversed and any profit disgorged. Non-adherence to the Code of Ethics will result in a warning with a pattern of abuse resulting in termination.

Appendix A

The purpose of this Appendix is to discuss the circumstances in which the access person has a “direct or indirect beneficial interest” in a securities account.

An access person need not report “with respect to transactions effected for any account over which such person does not have any direct or indirect influence or control.” Thus, even if an access person has a beneficial interest in an account, as discussed herein, any such account is not a Covered Account as defined in the Code. For the purposes of the Code, an access person may remove an account which would otherwise be a Covered Account from that category by filing with the Compliance Officer a statement indicating lack of influence and control as stated above together with such other documents as the Compliance Officer may require (including, but not limited to, all account brokerage statements) to demonstrate such lack of influence or control. The general categories of types of beneficial ownership may be summarized as follows:

1. Direct ownership. This includes securities registered in the name of an access person and bearer securities of which the access person is the bearer.

2. Securities Held by Others for the Benefit of an Access Person. This involves, in general, any agreement, arrangement or understanding under which an access person derives benefits substantially equivalent to those of ownership. This category would include, but is not limited to securities held by pledges, custodians and brokers.

3. Securities Held by Certain Family Members. The SEC has indicated that the “beneficial ownership” of an access person extends to securities owned by a wife or husband of that access person, by a minor child or by other relatives (a) sharing the same household, or (b) not sharing the same household but whose investments the access person directs or controls. That ownership by relatives may direct (i.e. in their own name) or in one or more of the indirect ways described in this Appendix. This beneficial ownership position of the SEC is not affected by whether or not the assets being invested are the separate property of the relative; however, an access person may, as described in the Code, disclaim beneficial ownership of any particular securities and also may, as described in this Appendix, remove from the category of Covered Accounts, accounts over which the access person has no direct or indirect influence or control.

4. Securities Held by Estates, Etc. An access person may also have a beneficial interest in securities held by the estates, trusts, partnerships or corporations. Access persons who are (a) settlors (i.e., creators), trustees or beneficiaries of a trust, (b) executors or administrators of, or beneficiaries or legatees of, an estate; (c) partners of a partnership, or (d) directors, officers or substantial shareholders of a corporation, which, in each case, invest in Covered Securities, are required to obtain a determination from the Compliance Officer as to whether the accounts in question are Covered Accounts. In making any such determination, the Compliance Officer may rely on an opinion of counsel.

INSIDER TRADING POLICY

SUMMARY

Section 204A of the Investment Advisers Act of 1940 requires that Pinnacle Associates Ltd. maintain and enforce written policies reasonably designed to prevent the misuse of material nonpublic information by Pinnacle or any person associated with Pinnacle, as that term is defined under the Investment Advisers Act of 1940 (the “Act”).

The securities laws prohibit improper disclosure or use of nonpublic information relative to publicly traded securities. Violations of the prohibitions against “insider trading” are punishable by severe sanctions, including criminal penalties. In general, the securities laws prohibit trading by a person while in the possession of material nonpublic information about a company or about the market for that company’s securities. The securities laws also prohibit a person who is in possession of material nonpublic information from communicating any such information to others.

Insider trading violations are likely to result in harsh consequences for the individuals involved, including exposure to investigations by the SEC, criminal and civil prosecution, disgorgement of any profits realized or losses avoided through use of the nonpublic information, civil penalties of up to $1 million or three times such profits or losses, whichever is greater, exposure to additional liability in private actions, and incarceration.

Any improper trading or other misuse of material nonpublic information by any person associated with Pinnacle (i.e. officer, director, employee, etc.) will constitute grounds for immediate dismissal.

POLICIES AND PROCEDURES

Trading on Material Non-Public Information

“Material” information is any information about a company, or the market for its securities, that, if disclosed, is likely to affect the market price of the company’s securities or to be considered important by the reasonable investor in deciding whether to purchase or sell those securities. Examples of information about a company which should be presumed to be “material” include, but are not limited to, matters such as (a) dividend increases or decreases, (b) earnings estimates, (c) changes in previously released earnings estimates, (d) significant new products or discoveries, (e) developments regarding major litigation by or against the company, (f) liquidity or solvency problems, (g) significant merger or acquisition proposals, or (h) similar major events which would be viewed as having materially altered the information available to the public regarding the company or the market for any of its securities. The foregoing is not intended to be an exhaustive list.

“Nonpublic” information is information that has not been publicly disclosed. Information about a company is considered to be nonpublic information if it is received under circumstances which indicate that it is not yet in general circulation.

No employee of Pinnacle who is in possession of material nonpublic information about a company, or about the market for that company’s securities, is permitted to purchase or sell those securities until the information becomes public and the market has had time to react to it. Should you have any doubt regarding the propriety of a proposed securities transaction, you should seek advice from Gail

Mannix, who has been designated by Pinnacle to handle such matters.

Disclosure of Material Nonpublic Information

No person associated with Pinnacle, shall disclose material nonpublic information about a company or about the market for such that company’s securities: (a) to any person except to the extent necessary to carry out the legitimate business obligations of Pinnacle, or (b) in circumstances in which the information is likely to be used for unlawful trading.

Questions about Pinnacle’s Insider Trading Policy

While compliance with the law and with Pinnacle’s policies and procedures described in this Memorandum is each individual’s responsibility, interpretive questions may arise, such as whether certain information is material or nonpublic, or whether trading restrictions should be applicable in a given situation. Any questions should immediately be addressed to Gail Mannix, who has been designated by Pinnacle to respond to such questions.

Acknowledgments and Reminders

To insure that each person associated with Pinnacle is familiar with Pinnacle’s policies and procedures relative to prohibitions against insider trading, each person must sign the attached acknowledgment. In addition, as a reminder, Pinnacle will circulate a copy of the policies and procedures to all current employees at least once a year.

Violations

Violations of Pinnacle’s policies and procedures relative to prohibitions against insider trading will be regarded with the utmost seriousness and will constitute grounds for immediate dismissal.

ACKNOWLEDGEMENT

To: Compliance Officer

Re: Pinnacle Associates Ltd Code of Ethics Policy
Insider Trading Policy

I have received a copy of Pinnacle’s Code of Ethics Policy and Insider Trading Policy.

I acknowledge that I have read and understand the Code of Ethics and Insider Trading Policy and have been given an opportunity to ask questions regarding my specific duties, obligations and responsibilities concerning the policies, procedures, rules and regulations as set forth in these documents.

I hereby specifically agree to the provisions thereof at all times during my association with Pinnacle. I further understand that any violation of the provisions of the Code of Ethics, or of any directives issued by Pinnacle may subject me to internal disciplinary action and/or termination, as well as civil, criminal and/or regulatory sanctions.

I further agree not to disclose to any person, directly or indirectly, any confidential or proprietary information of Pinnacle unless it is necessary to the performance of my responsibilities, is required by applicable law and/or is authorized by Pinnacle. I agree that before such disclosure, I shall consult with Pinnacle’s Compliance Officer.

Upon termination of my employment (for whatever reason) I shall return to Pinnacle All memoranda, manuals, notes and any other document(s) in my possession relating to the business of Pinnacle.

(Signature of Access Person)

(Print Name of Access Person)

Exhibit 99.(p)(4)

Excerpt from Written Supervisory Procedures for Roanoke Asset Management Corporation

Code of Ethics and Personal Trading Policy

3.1           Code of Ethics

As noted in Policy 1 – Management Oversight, the Advisers Act imposes a fiduciary duty on investment advisers.  As a fiduciary, Roanoke has a duty of utmost good faith to act solely in the best interests of each of our clients.  Our clients entrust us with their funds, which in turn places a high standard on our conduct and integrity.  Our fiduciary duty compels all employees to act with the utmost integrity in all of our dealings.  This fiduciary duty is the core principle underlying this Code of Ethics and Personal Trading Policy, and represents the expected basis of all of our dealings with our clients.

A.            Standards of Conduct

This Code of Ethics consists of the following core principles:

(1)           The interests of clients will be placed ahead of the firm’s or any employee’s own investment interests.

(2)           Employees are expected to conduct their personal securities transactions in accordance with the Personal Trading Policy and will strive to avoid any actual or perceived conflict of interest with the client.  Employees with questions regarding the appearance of a conflict with a client should consult with the CCO or the Compliance Administrator before taking action that may result in an actual conflict.

(3)           Employees will not take inappropriate advantage of their position with the firm.

(4)           Employees are expected to act in the best interest of each of our clients.

(5)           Employees are expected to comply with federal securities laws (See Appendix A for a listing of federal securities laws).  Strict adherence to this policy manual will assist the employee in complying with this important requirement.

B.            Protection of Material Nonpublic Information

As more fully discussed within our Privacy Policy, employees are expected to exercise diligence and care in maintaining and protecting our clients’ nonpublic, confidential information.

Employees are also expected to not divulge information regarding Roanoke’s securities trading activities or client securities holdings to any individual outside of the firm, except:

(1)           As necessary to complete transactions or account changes (for example, communications with brokers and custodians);

(2)           As necessary to maintain or service a client or his/her account (for example, communications with a client’s accountant);

(3)           With various service providers providing administrative functions for Roanoke (such as our technology service provider), only after we have entered into a contractual agreement that prohibits the service provider from disclosing or using confidential information except as necessary to carry out its assigned responsibilities and only for that purpose; or

(4)           As permitted by law.

C.            Personal Conduct

As noted above, employees are expected to conduct themselves with the utmost integrity and to avoid any actual or perceived conflict with our clients.  In this spirit, the following are required of employees:

(1)           Acceptance of Gifts

Employees are prohibited from receiving any gift, gratuity, hospitality or other offering of more than de minimis ($100 or less) value from any person or entity doing business with Roanoke.  This gift policy generally excludes items or events where the employee has reason to believe there is a legitimate business purpose.

(2)           Service as Director for an Outside Company

Any employee wishing to serve as director for an outside company (public or private) must first seek the approval of the CCO by submitting the request form found on the last page of Appendix B.  The CCO, in reviewing the request, will determine whether such service is consistent with the interests of the firm and our clients.

(3)           Outside Business Interests

Any employee wishing to engage in business activities outside of Roanoke’s business must seek approval from the CCO and, if requested, provide periodic reports to the CCO summarizing those outside business activities.

(4)           Annual Employee Acknowledgement

New employees must acknowledge they have read and they understand and agree to comply with this Code of Ethics and Personal Trading Policy.  All employees are required to acknowledge as such annually in connection with the firm’s annual policy manual acknowledgement process.

3.2           Personal Trading Policy

A.            Matters to Consider Before an Employee Places a Trade

(1)           Whether the amount or nature of the transaction will affect the price or market for the security;

(2)           Whether the employee will benefit from purchases or sales being made for any client;

(3)           Whether the transaction is likely to harm any client; and

(4)           Whether there is an appearance or suggestion of impropriety.

B.            Personal Trading Restrictions

(1)           General

Employees are expected to purchase or sell a security for their personal accounts only in a manner that does not conflict with the interests of Roanoke’s clients.  Personal accounts of the employee include all accounts for family members living within the employee’s household and accounts over which the employee has authority even though the account owner does not live within the same household as the employee.

a.             Any employee contemplating a trade to the contrary must consult with the CCO before conducting his or her personal trade.

b.             It is the employee’s responsibility to know which securities are being traded by the firm.  The employee may consult with the CCO to determine whether a security is an appropriate purchase by the employee.

(2)           Initial Public Offerings and Private Placements

All employees are required to obtain approval from the CCO before investing in an initial public offering (“IPO”) or a private placement, defined as an equity position within a non-public company.  The CCO will obtain approval from the President before investing in an IPO or private placement.

C.            Reports of Personal Securities Transactions and Holdings

Employees are required to report securities transactions and holdings for all accounts in which the employee has a direct or indirect beneficial ownership interest.  This includes personal securities information of any family member living within the same household as the employee.  See Appendix A for the formal definition of beneficial ownership.

(1)           Quarterly Report

Each employee must submit to the CCO a quarterly report of personal securities transactions in which the employee had a direct or indirect beneficial ownership interest, as discussed above.  This quarterly report is due 30 calendar days following each calendar quarter-end, and the report should be submitted using the form found in Appendix B.  Alternatively, employees may certify to Roanoke all brokerage accounts they or any member of their immediate family own or over which the employee has control.  Employees may then submit copies of brokerage statements for those accounts so long as the statements contain the same information found in Appendix B.

Security information to be included on this quarterly transaction report is as follows:

•              Trade Date

•              Security Name

•              Security Identification information, including as appropriate: ticker symbol or CUSIP number, interest rate and maturity date

•              Number of Shares or Par

•              Type of Transaction (Purchase, Sale or Other)

•              Price

•              Principal Amount

•              Broker Name

•              Account Number

•              Date of Report

An employee is not required to submit a separate report of quarterly transactions if Roanoke is in receipt of that employee’s brokerage statements or trade confirmations within 30 days following quarter-end (whether provided directly by the broker-dealer or the employee) and those statements or confirms provide all required information noted above.  Securities not required to be reported may be found at Acceptable Personal Trades below.

Employees are not required to report transactions on the quarterly transaction report affected through an automatic investment plan so long as the investment allocation was determined in advance of the actual trade.  Any transaction that overrides the pre-set schedule or allocations of the plan must be reported as described.  Further, all holdings of automatic investment plans must be reported as described in Holdings Report below.  Additional security transactions not required to be reported may be found at Acceptable Personal Trades below.

(2)           Holdings and Brokerage Account Report

Within 10 days of becoming an employee of Roanoke, you are required to provide a report of all personal securities holdings and brokerage accounts to the CCO.  The report must reflect holdings information as of a date no more than 45 days prior to the employment date of the employee.

In addition, all employees are required to provide a report of all personal securities holdings and brokerage accounts to the CCO on an annual basis (defined as once every 12 months).  The report must reflect holdings information as of a date no more than 45 days prior to the date the annual report is submitted.  Employees should use the form found at Appendix B to report personal holdings.  However, providing copies of brokerage statements reflecting all personal holdings information is an acceptable means of reporting.

Information to be included on this holdings report is as follows:

•              Security Name

•              Ticker Symbol or CUSIP number

•              Number of Shares or Par

•              Principal Amount

•              Broker or Bank Name

•              Account Number

•              Date of Report

An employee is not required to submit a separate report of personal holdings if Roanoke has receipt of that employee’s brokerage statements or trade confirmations (whether provided directly by the broker-dealer or the employee), and the statements identify all of the employee’s holdings.

Security holdings not required to be reported may be found at Acceptable Personal Trades below.

D.            Acceptable Personal Trades

The following forms of securities may be freely held or traded by employees, without regard to the Personal Trading Restrictions described above or the reporting requirements described in Reports of Personal Securities above.  The following securities are considered safest from a regulatory perspective for an employee to purchase, sell or hold – both from the firm and employee’s perspective:

(1)           Shares of open-end mutual funds not managed by Roanoke (note:  trades in closed-end mutual funds or exchange traded funds must follow the Personal Trading Restrictions requirements described above);

(2)           Shares of any money market fund;

(3)           Direct obligations of the United States Government; and

(4)           Money market instruments, including bankers’ acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high quality short-term debt.

3.3           Firm Review of Personal Transaction Reports

The CCO will generally consider the following factors when reviewing reportable security holdings and transactions or approvals by employees to purchase IPOs or private placements.

A.            Whether the investment opportunity should be directed to a client’s account;

B.            Whether the amount or nature of the transaction affected the price or market for the security;

C.            Whether the employee benefited from purchases or sales being made for clients;

D.            Whether the transaction harmed any client; and

E.             Whether the transaction has the appearance of impropriety.

The President will review the CCO’s quarterly transaction report.  In no case should an employee review his/her own report.

3.4           Record Keeping Requirements

Roanoke will keep the following records regarding this Code of Ethics and Personal Trading Policy:

A.            Historic copies of this Code of Ethics and Personal Trading Policy (and its predecessor Code of Business Conduct);

B.            Historic listings of all employees subject to this Code of Ethics and Personal Trading Policy;

C.            Employees’ written acknowledgements of receipt of the Code of Ethics and Personal Trading Policy (and its predecessor Code of Business Conduct);

D.            Violations of the Code of Ethics and Personal Trading Policy, and records of action taken as a result of the violations;

E.             All personal transaction reports made by employees and/or copies of brokerage confirmations or statements; and

F.             Written approvals of IPOs and private placements, as well as documentation of the reasons Roanoke approved such transaction.

3.5           Code of Ethics and Personal Trading Policy Violations

All employees are required to report promptly any violation of this policy to the CCO (including the discovery of any violation committed by another employee).  Examples of items that should be reported include but are not limited to: noncompliance with federal securities laws, conduct that is harmful to clients and purchasing securities contrary to the Personal Trading Policy.  Such violations will be reported to the Oversight Committee on a timely basis.

Employees are encouraged to report any violations or apparent violations.  Such reports by employees will not be viewed negatively by firm management, even if the reportable event, upon further review, is determined to not be a violation and its Oversight Committee determined the employee reported such apparent violation in good faith.

3.6           Code of Ethics and Personal Trading Policy Sanctions

Upon discovering a violation of this policy, the CCO or Oversight Committee may impose any sanctions as deemed appropriate, including disgorgement of profits, reversal of the trade or suspension of trading privileges, as well as termination of employment.  For additional information on general sanctions for violation of the firm’s policies, refer to our Sanctions Policy.

Exhibit 99.(p)(5)

CODE OF ETHICS

SEGALL BRYANT & HAMILL

10 SOUTH WACKER DRIVE
SUITE 3500
CHICAGO, ILLINOIS 60606

As most recently approved on:
January 15, 2005

CODE OF ETHICS
FOR
SEGALL BRYANT & HAMILL

EXECUTIVE SUMMARY
FOR ALL SUPERVISED PERSONS

Administration	All Employees	Access Persons	Access Advisory Persons/ Investment Personnel

Must obtain pre-approval of transactions		X	X

Disallowed personal transactions seven days prior to or after a fund or managed account transaction in that same security except as allowed by the de minimis exemption			X

Prohibited from buying or selling a security the same day a fund or managed account is buying/selling that same security except as allowed by the de minimis exemption		X	X

Must receive approval of Chief Executive Officer to purchase private placements		X	X

Prohibited from purchasing initial public offerings	X	X	X

Must submit quarterly report of transactions	X	X	X

Notify Compliance before opening brokerage accounts	X	X	X

Have duplicate confirmations and statements sent to Compliance	X	X	X

Must report outside business activities	X	X	X

Administration	All Employees	Access Persons	Access Advisory Persons/ Investment Personnel

Must report related persons in securities business	X	X	X

Prohibition on insider trading	X	X	X

Prohibited from accepting gifts deemed excessive	X	X	X

Prohibited from serving as director of public company without approval of Chief Executive Officer		X	X

Prohibited from using the same broker for their personal account as they use for accounts they manage.			X

Must provide a report of initial holdings and list of all brokerage accounts.	X	X	X

Must provide a report of Annual Holdings and list of all brokerage accounts.	X	X	X

Disclose conflicts of interest to Compliance Department.	X	X	X

I.  PURPOSE AND DESIGN

This Code of Ethics (Code) is adopted by Segall Bryant & Hamill in an effort to prevent violations of the 1940 Act and the Rules and Regulations thereunder.

The philosophy of the Code includes:

1.                                       The duty at all times to place the interests of clients first;

2.                                       The requirement that all personal securities transactions be conducted in such a manner as to be consistent with the Code of Ethics and to avoid any actual or potential conflict of interest or any abuse of an employee’s position of trust and responsibility;

3.                                       The principle that investment adviser personnel should not take inappropriate advantage of their positions;

4.                                       The fiduciary principle that information concerning the identity of security holdings and financial circumstances of clients is confidential;

5.                                       The principle that independence in the investment decision-making process is paramount;

6.                                       Protect the Firm’s clients by deterring misconduct;

7.                                       Educate employees regarding the Firm’s expectations and the laws governing their conduct;

8.                                       Remind employees that they are in a position of trust and must act with complete propriety at all times;

9.                                       Protect the reputation of the Firm;

10.                                 Guard against violation of the securities; and

11.                                 Establish procedures for employees to follow so that advisers may determine whether their employees are complying with the Firm’s ethical principles.

Each employee must read and retain a copy of this Code and will be asked to sign an acknowledgment form.  Direct any questions to the Chief Executive Officer of the applicable Company and his/her designee.  Each employee will be required to acknowledge compliance with the Code on an annual basis.  See Exhibit C for acknowledgement.

II.  DEALING WITH CLIENTS

Dealing With Clients.  Employees are prohibited from:

1.                                       Personally selling or purchasing securities directly or indirectly to or from a client account;

2.                                       Defrauding such client in any manner;

3.                                       Misleading such client, including by making a statement that omits material facts;

4.                                       Engaging in any act, practice or course of conduct which operates or would operate as a fraud or deceit upon such client;

5.                                       Engaging in any manipulative practice with respect to such client;

6.                                       Engaging in any manipulative practice with respect to securities, including price manipulation;

7.                                       Favoring one client over another client (i.e., larger accounts over smaller accounts, accounts compensated by performance fees over accounts not so compensated, accounts in which employees have made material personal investments, accounts of close friends or relatives of supervised persons).

8.                                       A supervised person may not recommend, implement or consider any securities transaction for a client(s) for which the supervised person has a material beneficial ownership material business or personal relationship or other material relationship unless the information has been disclosed to the client.  Some situations may dictate that the supervised person not participate in any decision making process regarding that particular security.  This also includes research personnel.  Any such conflicts must be disclosed to the Chief Compliance Officer.

All oral and written statements, including those made to clients, prospective clients, their representatives, or the media, must be professional, accurate, balanced, and not misleading in any way.

III.  TRANSACTIONS & REPORTING

A.                                   Preclearance.  All Access and Advisory Persons must have all equity, municipal bond, and corporate transactions (including limit orders), and securities transactions where the underlying security is an equity, municipal, corporate (i.e. option, future, warrant) or mutual fund advised or sub-advised by the company, preapproved with the designated person(s) prior to any transaction for any accounts they exercise discretion over (see attached form Exhibit A).  Action must be taken within one (1) business day or another Preclearance will be required.

Specific Preclearance Policies

1.                                       All transactions in bonds, common stocks, convertible securities, stock options and stock index options are to be executed through SBH’S Trading Department.  (Specific brokers may be designated if you so choose.)

2.                                       All employees must have as an account(s) on the client accounting system.  This account should consist of all securities in which the employee has a controlling interest, regardless of the name under which the securities are held. Securities held under the name of as an officer’s spouse, minor children, or other dependents residing in the same household should always be recorded on the client accounting system.  Rare exceptions to this rule may occur in such securities.  These exceptions must be approved in advance by the Chief Compliance Officer and/or Managing Director.

3.                                       If a trade is not done through the SBH trading desk, a Preclearance form must be used before the trade is executed.

The following transactions do not require Preclearance:

1.                                       Purchases or sales over which an access person has no direct or indirect influence or control (the corollary of (a)(i) above);

2.                                       Purchases or sales pursuant to an automatic investment plan (the corollary of (a)(ii) above). if amount determined well in advance what their investments will be;

3.                                       Purchases effected upon exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuers, and sales of such rights so acquired;

4.                                       Acquisition of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, and other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities;

5.                                       Open-end investment company shares other than shares of investment companies advised by the Firm or its affiliates or sub-advised by the Firm;

6.                                       Certain closed-end index funds;

7.                                       Unit investment trusts;

8.                                       Exchange traded funds that are based on a broad-based securities index;

9.                                       Futures and options on currencies or a broad-based securities index;

10.                                 Transactions in certain types of debt securities (e.g., municipal bonds) where the Firm is an equity-only adviser or other similar circumstances where conflicts of interest would not arise;

11.                                 Other non-volitional events, such as assignment of options or exercise of an option at expiration;

12.                                 Government securities.

B.                                     Limitations on Initial and Subsequent Transactions.

1.                                       A portfolio manager, or any member of his/her immediate family, shall not purchase/sell securities of an issuer (includes different security of same issuer) for their personal account within seven (7) calendar days prior to or after a managed account they manage purchases/sells that issuer’s same security.  There is a de minimis exception for transactions involving a small number of shares of companies with very large market capitalization and high average daily trading volume.  However, each trade should be analyzed to help ensure a client trade is not disallowed because of this rule to ensure client’s interests are considered.

2.                                       Access and Advisory Persons or any member of their immediate family, shall not purchase or sell a security on the same day there is a pending transaction in a client account.  After a client account has made an initial purchase of Securities of an issuer, an Access and Advisory Person of the Companies, or any member of his/her immediate family, shall not purchase or sell Securities of such issuer if the client account is contemplating an additional purchase or a partial sale of such issuer’s Securities, unless the trade meets the de minimis exception.  However, in this case the portfolio manager’s employee/immediate family trades must be executed after their own client trades.  If a manager violates this policy they may be disallowed from doing de minimis trades in their personal accounts for 5 days.

3.                                       Factors to Consider in Preclearance:

(a)                                  Whether any Advisory Client has a pending “buy” or “sell” order in that security or has completed a purchase or sale of that security that day;

(b)                                 Whether the amount or nature of the Personal Securities Transaction or person making it is likely to affect the price of or market for the Security;

(c)                                  Whether the Personal Securities Transaction would create the appearance of impropriety, whether or not an actual conflict exits;

(d)                                 Whether the Security proposed to be purchased or sold is one that would qualify for purchase or sale by any Advisory Client;

(e)                                  Whether the Personal Securities Transaction is non-voluntary on the part of the individual, such as the receipt of a stock dividend; and

(f)                                    Whether the Security is currently being considered for purchase or sale by a Client or has been so considered in the past seven (7) days.

While the company does not have a specific policy banning short-term trading or the disgorgement of any short-term profits, short-term trading should not be done on an excessive basis.

Short-term trading is not allowed by access persons in any investment company advised or sub-advised by the company.  An exception to this must be requested in writing to the Compliance Department indicating a reason by a short-term trade is necessary.  Market timing is prohibited for all investment company transactions.

C.                                     Quarterly Report. All employees are required to submit quarterly reports hereunder.  Not later than thirty (30) days after the end of each calendar quarter, each employee shall submit a report which includes the following information with respect to transactions during calendar quarter in any Security in which such employee has, or by reason of such transaction acquired, any direct or indirect beneficial ownership in the Security.  The term Security includes all securities listed under Section VIII.R. hereof, including government securities, etc. even if not specifically included for the purposes of preclearance.

1.                                       The date of the transaction, the title and exchange symbol or ticker and the number of shares, and the principal amount of each Security involved;

2.                                       The nature of the transaction (i.e., purchase, sale, gift or any other type of acquisition or disposition);

3.                                       The price at which the transaction was effected; and

4.                                       The name of the broker, dealer, or bank with or through whom the transaction was effected.

5.                                       Interest rate and maturity date, if applicable.

6.                                       Date report was submitted.

If no transactions have occurred during the period, the report shall so indicate. (A sample is attached as Exhibit B.)

D.                                    Limitation on Reporting Requirements.  Notwithstanding the provisions of Section III.A., no Access Person shall be required to make a report:

1.                                       With transactions effected for any account over which such person does not have any direct influence or control; or

2.                                       Where a report made to the Companies would duplicate information recorded pursuant to Rules 204-2(a)(12) or 204-2(a)(13) under the Advisers Act.

3.                                       Government securities or transactions subject to an automatic investment plan.

E.                                      Reports of Violations. In addition to the quarterly reports required under this Code, employees shall report promptly, without retaliation, any transaction which is, or might appear to be, in violation of this code to the Chief Compliance Officer and/or Executive Management.

Examples of these could be:

1.                                       Noncompliance with applicable laws, rules, and regulations;

2.                                       Fraud or illegal acts involving any aspect of the Firm’s business;

3.                                       Material misstatements in regulatory filings, internal books and records, clients records or reports;

4.                                       Activity that is harmful to clients, including fund shareholders; and

5.                                       Deviations from required controls and procedures that safeguard clients and the Firm.

The Chief Compliance Officer will report to the Board of Directors at least annually, regarding any material violations of the Code.

F.                                      Filing of Reports.  All reports prepared pursuant to this Code shall be filed with the Chief Compliance Officer of the Companies or his/her designee.

G.                                     Dissemination of Reports.  The General Counsel shall have the right at any time to receive copies of any reports submitted pursuant to this Code.  Such General Counsel shall keep all reports confidential except as disclosure thereof to the Boards of Directors of the Companies, or other appropriate persons as may be reasonably necessary to accomplish the purposes of this Code F.

H.                                    Outside Brokerage Accounts.  All employees are required to have duplicate confirmations and statements from outside investment accounts sent to the Company’s

Compliance Department.  Within 10 days of employment, an employee is to provide a report of all their current holdings.  It is prohibited for portfolio managers to transact for their personal account using a broker they use for fund or managed account transactions.  This includes any account in which they have beneficial ownership.  Employees are also required annually to disclose personal securities holdings.  This may be done through the use of a brokerage statement.   If there are holdings other than those reflected on a traditional broker/dealer account (i.e. private placements, securities held in bank safe deposit boxes). Those must also be disclosed.  This must include:

1.                                       The title and exchange ticker symbol or CUSIP number, type of security, number of shares and principal amount (if applicable) of each reportable security in which the employee has any direct or indirect beneficial ownership;

2.                                       The name of any broker, dealer or bank with which the employee maintains an account in which any securities are held for the access person’s direct or indirect benefit and account numbers;

3.                                       The date the report is submitted; and

4.                                       The information supplied must be current of a date no more than 45 days before the annual report is submitted.  For new employees, the information must be current as of a date no more than 45 days before the person became an access person.

On an annual basis, employees are to certify what has been reported to compliance and provide a report of holdings and brokerage accounts if not already reported.  See Exhibit C.

A.                                   Initial Public Offerings (IPOs).  Employees and their immediate family members are prohibited from purchasing IPOs of all securities (i.e. municipals and equities).

B.                                     Limited or Private Offerings.  Access and Advisory Persons are prohibited from purchasing private placements without express prior approval of the Chief Executive Officer or his/her designee.  In considering the approval, it should be considered whether the investment opportunity should be reserved for a client.  If a client subsequently considers investing in a private placement owned by his/her portfolio manager, the portfolio manager must disclose their investment.

C.                                     Related Persons in Securities Business.  All employees are required to report to the Compliance Department related persons, either by lineage or marriage, employed in the securities business, namely: spouse, parent, children, or siblings.

IV.  INSIDER TRADING

The Insider Trading and Securities Fraud Enforcement Act of 1988 requires investment advisers to establish, maintain and enforce written policies and procedures designed to prevent the misuse of material non-public information by its directors, officers and employees.

A.                                   “Insider Trading.” means the use of material, non-public information to trade in a Security (whether or not one is an Insider) or the communication of material, non-public information to others.

Given the potential liability related to the Insider Trading and Securities Fraud Enforcement Act of 1988, it is critical that all employees be familiar with this Act.  The Act is very vague.  This was done specifically to allow regulators flexibility in dealing with potential abusers.

1.                                       It is unlawful for any person to misuse, directly or indirectly, any material, non-public information (see definition below).  Personnel in possession of such information may not be:

(a)                                  Purchasing or selling such securities for their own accounts, for accounts in which they have a beneficial interest, or over which they have the power, directly or indirectly, to make investment decisions;

(b)                                 Issuing research reports, recommendations or comments which could be construed as recommendations; or

(c)                                  Disclosing such information or any conclusions based thereon to any other person.

Individuals needing this information to carry out professional responsibilities (i.e., compliance officer, and legal counsel) must also treat this information confidentially.

Although there is no intent to violate the law, an off-hand comment to a friend may be used, unbeknownst to you, by your friend to trade in securities and could result in substantial civil and criminal liabilities to you.

Thus, to avoid possible violations, investment advisers must exercise great care in their supervision of employees and in the securities transactions of their personnel.  If there is any question as to whether a contemplated purchase or sale wold violate the insider trading rules, the employee must consult with the Firm’s management prior to executing the transaction.

B.                                     “Penalties.”  The penalties for insider trading are severe, for both the individual and the controlling persons (supervisors who may be held liable).  The penalty, which may be imposed on the person who committed a violation, may be up to three times the profit gained or loss avoided by the transaction.  The maximum jail term is ten years per violation.  The penalty, which may be imposed on the controlling person, may be up to the greater of $1,000,000 or three times the profit gained or loss avoided.  The maximum criminal fines are $1,000,000 per violation for individuals and $2,500,000 per violation for non-natural persons.

C.                                     “Material Non-Public Information” is any information which has not been made public and which a reasonable investor might consider important in making an investment decision.  Examples of the types of information that are likely to be deemed “material” include, but are not limited to:

1.                                       Dividend increases or decreases;

2.                                       Earnings estimates or material changes in previously released earnings estimates;

3.                                       Significant expansion or curtailment of operations;

4.                                       Significant increases or declines in revenue;

5.                                       Significant merger or acquisition proposals or agreements, including tender offers;

6.                                       Significant new products or discoveries;

7.                                       Extraordinary borrowings;

8.                                       Major litigation;

9.                                       Liquidity problems;

10.                                 Extraordinary management developments;

11.                                 Purchase and sale of substantial assets;

12.                                 A valuable employee leaving or becoming seriously ill; and

13.                                 Change in pension plans (i.e., removal of assets from an over-funded plan, or an increase or decrease in future contributions).

(a)                                  For “non-public information” to be made public, it must be generally available through non-disclosure in a national business or financial wire service (i.e., Dow Jones or Reuters), a national news service (AP or UPI), a national newspaper (i.e., Wall Street Journal), or a public disseminated disclosure document (prospectus or proxy).

D.                                    “Chinese Wall.”  By restricting, as much as possible, the number of individuals having access to “material information,” an investment adviser is building a good defense against possible violations.  The erection of a “Chinese Wall” controls the flow of material non-public information within a multi-service Firm.  A Chinese Wall prevents disclosure of confidential client information to persons within or without the Firm except as necessary to a client. Formalizing all such communications can ensure that any disclosures through the Chinese Wall are proper.  An even higher degree of control over communication between departments may require approval of senior management or by the legal department.  A Firm unwilling to accept the burdens of a Preclearance procedure may require that confidential information be exchanged only among senior employees such as department heads.  An excellent procedure for deterring unwanted disclosures and sensitizing employees to the Firm’s commitment not to misuse confidential information is the requirement of employees to document and justify each Chinese Wall communication.  Access to files should also be restricted.

E.                                      “Watch and Restricted Lists.”  Watch lists are maintained to assist in the monitoring of conflicts of interest.

A restricted list is maintained any time the Company has inside information and prohibitions of any trading (personal or for clients) in securities of issuers.

F.                                      “Front-Running”  While not necessarily insider trading, front-running is prohibited.  Front-running consists of executing a personal transaction based on the knowledge of a forthcoming transaction or recommendation in the same or underlying security.

G.                                     Prevention of Insider Trading.  To prevent Insider Trading, the Chief Executive Officer of the Companies or his/her designee, shall:

1.                                       Take appropriate measures to familiarize Access and Advisory Persons with the Code via training;

2.                                       Answer questions regarding the Code;

3.                                       Resolve issues of whether information received by an Insider is material and/or non-public; and

4.                                       Review and update the Code as necessary.

5.                                       (a)                                  Strive for a physical separation of the trading and research departments from those departments in possession of the sensitive information; and

(b)                                 Take steps to restrict access to the information including computer passwords and the use of code names.

H.                                    Detection of Insider Trading.  To detect Insider Trading, the Chief Executive Officer of the Companies or his/her
designee(s), shall:

1.                                       Review the trading activity reports filed by each Access and Advisory Person; and

2.                                       Review the trading activity of the Companies, as applicable.

V.  OTHER POLICIES

A.                                   Gifts and Entertainment.

1.                                       General Statement.  A conflict of interest occurs when the personal interests of employees interfere or could potentially interfere with their responsibilities to the Firm and its clients.  The overriding principle is that supervised persons should not accept inappropriate gifts, favors, entertainment, special accommodations, or other things of material value that could influence their decision-making or make them feel beholden to a person or Firm.  Similarly, supervised persons should not offer gifts, favors, entertainment or other things of value that could be viewed as overly generous or aimed at influencing decision-making or making a client feel beholden to the Firm or the supervised person.

Note.  This general principle applies in addition to the more specific guidelines set forth below.

2.                                       Gifts.  No supervised person may receive any gift, service, or other thing of more than de minimis value from any person or entity that does business with or on behalf of the adviser.  No supervised person may give or offer any gift of more than de minimis value to existing clients, prospective clients, or any entity that does business with or on behalf of the adviser without preapproval by the Chief Compliance Officer.  $100 is the de minimis guideline.

3.                                       Cash.  No supervised person may give or accept cash gifts or cash equivalents to or from a client, prospective client, or any entity that does business with or on behalf of the adviser.

4.                                       Entertainment.  No supervised person may provide or accept extravagant or excessive entertainment to or from a client, prospective client, or any person or entity that does or seeks to do business with or on behalf of the adviser.  Supervised persons may provide or accept a business entertainment event, such as dinner or a sporting event, of reasonable value, if the person or entity providing the entertainment is present.

5.                                       Government Officials.  Please note that certain state or other governmental agencies may have regulations which restrict or prohibit gifts or entertainment.

B.                                     Service as a Director.  Access and Advisory Persons are prohibited from serving on the boards of directors of publicly traded companies, absent prior authorization based upon a determination that the board service would be consistent with the interests of clients, including a Fund and its shareholders.  Investment personnel serving as directors normally should be isolated from those making investment decisions through “Chinese Wall” or other procedures.  If an Access or Advisory Person serves on the board of a private entity that goes public, approval to continue on the board of the public company is required.

C.                                     Outside Business Activities.  Employees are required to notify the Compliance Department in writing of any outside business activities, whether or not they are securities related.  The Compliance Officer will consult with senior management regarding the allowance of such activity.  Examples include being a board member of a non-profit organization, outside employment, consulting engagements, serving as executive trustee or power of attorney for non-family members, etc.  See Exhibit E.

D.                                    Political Contributions.  Supervised persons should not make political contributions for the purpose of obtaining a retaining advisory contracts with government entities.

E.                                      Short-Term Trading.  While the Company does not have a specific policy banning short-term trading or the disgorgement of any short-term profits, short-term trading should not be done on an excessive basis.

Short-term trading is not allowed by Access Persons in any investment company advised or sub-advised by the Company.  An exception to this must be requested in writing to the Compliance Department indicating a reason why a short-term trade is necessary.  Market timing is prohibited for all investment company transactions.

VI.  SUPERVISORY PROCEDURES

The following supervisory procedures shall be implemented:

A.                                   The Compliance Department, on a quarterly basis, review employee transactions.  They also verify the receipt of preclearance forms, duplicate confirmations statements and quarterly forms.

B.                                     Any potential issues are brought to the appropriate management attention.  This may include:

1.                                       An assessment of whether the person followed any required internal procedures, such as preclearance;

2.                                       Comparison of personal trading to any watch/restricted lists;

3.                                       An assessment of whether the person is trading for his or her own account in the same securities he or she is trading for clients, and if so, whether the clients are receiving terms as favorable as the access person takes for him or herself;

4.                                       Periodically analyzing the person’s trading for patterns that may indicate abuse, including market timing; and

5.                                       An investigation of any substantial disparities between the percentage of trades that are profitable when the person trades for his or her own account and the percentage that are profitable when he or she places trades for clients.

C.                                     Code of Ethics training will take place for new employees.  In addition, periodic Code of Ethics training will take place for all employees.

D.                                    The Code will be reviewed on at least an annual basis regarding the adequacy and effectiveness of the Code.

E.                                      The Code will be approved on an annual basis.

VII.  ENFORCEMENT AND SANCTIONS

A.            General. Any Affiliated Person of a Company who is found to have violated any provision of this Code including filing false or incomplete or untimely reports may be permanently dismissed, reduced in salary or position, temporarily suspended from employment, or sanctioned in such other manner as may be determined by applicable the Board of Directors (which term shall include the equivalent body in the case of a partnership with the board of directors) of such Company in their discretion.  In determining sanctions to be imposed for violations of this Code, the Board of Directors may consider any factors deemed relevant, including without limitation:

1.             The degree of willfulness of violation;

2.             The severity of the violation;

3.             The extent, if any, to which the violator profited or benefited from the violation;

4.             The adverse effect, if any, on the Client(s);

5.             The market value and liquidity of the class of Securities involved in the violation;

6.             The prior violations of the Code, if any, by the violator;

7.             The circumstances of discovery of the violation; and

8.             If the violation involved the purchase or sale of Securities in violation of this Code, (a) the price at which the purchase or sale was made and (b) the violator’s justification for making the purchase or sale, including the violator’s tax situation, the extent of the appreciation or depreciation of the Securities involved, and the period the Securities have been held.

B.            Rights of Alleged Violator.  A person charged with a violation of this Code shall have the opportunity to appear before the Board of Directors as may have authority to impose sanctions pursuant to this Code, at which time such person shall have the opportunity, orally or in writing, to deny any and all charges, set forth mitigating circumstances, and set forth reasons why the sanctions for any violations should be more lenient than proposed.

C.            Notification to General Counsel of Funds.  The General Counsel of the Fund involved shall be advised promptly of the initiation and outcome of any enforcement actions hereunder if the actions concern any investment company, advised or sub-advised by the Company.

D.            Delegation of Duties.  The Board of Directors may delegate its enforcement duties under this Article to a special committee of the Board of Directors comprised of at least three persons or to the Chief Executive Officer of the Company; provided, however, that no director or person shall serve on such committee or participate in the deliberations of the Board of Directors hereunder who is at the same time charged with a violation of this Code.

E.             Non-Exclusivity of Sanctions.  The imposition of sanctions hereunder by a Board of Directors shall not preclude the imposition of additional sanctions by a Board of Directors of a Fund and shall not be deemed a waiver of any rights by a Fund.  In addition to sanctions which may be imposed by the Boards of Directors persons who violate this Code may be subject to various penalties and sanctions including, for example, (i) injunctions; (ii) treble damages, (iii) disgorgement of profits; (iv) fines to the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited; and (v) jail sentences.

The Code of Ethics adopted by each Company is designed to promote the highest standards of conduct.  The Code of Ethics gives the Company responsibility for determining sanctions in circumstances where the violation relates to the conduct of an employee of such Company.  The Code of Ethics identifies a number of factors for consideration in determining sanctions including the degree of willfulness of the violation; the severity of the violation and the adverse effect, if any, of the violation.  The Code of Ethics permits a Company to consider mitigating or exculpatory factors regarding such violations.

F.             Potential Fines.  The following are potential penalties for violation of the Code of Ethics.

Nature of Violation	Penalty

Late quarterly report filing; or Failure to notify Compliance of new brokerage account	First Violation: written warning Second: $100.00 Third: $200.00 Thereafter: Disciplinary action

Failure to obtain Preclearance or Preclearance obtained after trade date	First Violation(1): written warning Second: $250.00(2) Third: $500.00(2) Thereafter: Disciplinary action

Manager fails to post their personal trade last	5 day suspension of personal trading

(1)           The penalties described herein are in addition to the option of disgorgement described in the Code of Ethics.

(2)           penalties described in this section are $750.00 and $1,500.00 for Second and Third Violations of Portfolio Managers.

VIII.  MISCELLANEOUS PROVISIONS

A.            Identification of Access and Advisory Persons.  Each Company shall, identify all Access and Advisory Persons who are under a duty to make certain reports and shall inform such persons of such duty.

B.            Maintenance of Records.    The following records will be maintained in a readily accessible place:

1.             A copy of each Code that has been in effect at any time during the past five years;

2.             A record of any violation of the Code and any action taken as a result of such violation for five years from the end of the fiscal year in which the violation occurred;

3.             A record of all written acknowledgements of receipt of the Code and amendments for each person who is currently, or within the past five years was, a supervised person;

(a)           These records must be kept for five years after the individual ceases to be a supervised person of the Firm.

4.             Holdings and transactions reports made pursuant to the Code, including any brokerage confirmation and account statements made in lieu of these reports;

5.             A list of the names of persons who are currently, or within the past five years were, access persons;

(a)           Firms may wish to consider maintaining a list of investment personnel as well.

6.             A record of any decision and supporting reasons for approving the acquisition of securities by access persons in limited offerings for at least five years after the end of the fiscal year in which approval was granted;

7.             Maintain records of any decisions that grant persons a waiver from or exception to the Code.

8.             Fund advisers must also maintain:

(a)           A record of persons responsible for reviewing access persons’ reports currently or during the last five years; and

(b)           A copy of reports provided to the fund’s board of directors regarding the Code.

C.            Effective Date.  The effective date of this Code shall be January 31, 2005.

IX.  INVESTMENT COMPANIES

A.            Violations of Section II.F regarding Investment Companies, (advised or sub-advised)

if any.

1.             At its election, a registered investment company advised by a Company (“Fund”) may choose to treat a transaction prohibited under this Code as having been made for its account.  Such an election may be made only by a majority vote of the directors of the Fund who are not Affiliated Persons of applicable Company.  Notice of an election under this paragraph shall not be effective unless given to applicable Company within sixty (60) days after the Fund is notified of such transaction.  In the event of a violation involving more than one Fund, recovery shall be allocated among the affected Funds in proportion to the relative net asset values of the Funds as of the date of the violation.  A violator shall be obligated to pay the Fund any sums due to said Fund pursuant to paragraph below due to a violation by a member of the immediate family of such violator.

2.             If Securities purchased in violation of this Code have been sold by the violator in a bona fide sale, the Fund shall be entitled to recover the profit made by the violator.  If such Securities are still owned by the violator, or have been disposed of by such violator other than by a bone fide sale at the time notice of election is given by the Fund, the Fund shall be entitled to recover the difference between the cost of such Securities to the violator and the fair market value of such Securities on the date the Fund acquired such Securities.  If the violation consists of a sale of Securities in violation of this Code, the Fund shall be entitled to recover the difference between the net sale price per share received by the violator and the net sale price per share received by the Fund, multiplied by the number of shares sold by the violator.  Each violation shall be treated individually, and no offsetting or netting of violations shall by permitted.

3.             Knowledge on the part of the General Counsel of a Fund of a transaction in violation of this Code shall be deemed to be notice to the Fund under paragraph above.  Knowledge on the part of a director or officer of a Fund who is an

Affiliated Person of the Companies of a transaction in violation of this Code shall not be deemed to be notice under this Code.

4.             If the Board of Directors of a Fund determines that a violation of this Code has caused financial detriment to such Fund, upon reasonable notice to the applicable Company, such Company shall use its best efforts, including such legal action as may be required, to cause a person who has violated this Code to deliver to the Fund such Securities, or to pay to the Fund such sums, as the Fund shall declare to be due under this Code, provided that:

(a)           Such Company shall not be required to bring legal action if the amount recoverable would not reasonably be expected to exceed $2,500;

(b)           In lieu of bringing a legal action against the violator, such Company may elect to pay to the Fund such sums as the Fund shall declare to be due under this Section; and

(c)           Such Company shall have no obligation to bring any legal action if the violator was not an Affiliated Person of Such Company.

In lieu of the steps described in this Section regarding the Funds, if one of the Companies is serving as an investment sub-adviser to the Fund, the Fund may elect to apply the terms of the Code of Ethics of its Investment Adviser.

B.            Investment Company Provisions (applicable only to the extent a Company acts as investment adviser to a Registered Investment Company).

1.             Section 17(d) Limitations.  No Affiliated Person of a Company acting as principal shall effect any transaction in which a Fund, or a company controlled by a Fund, is a joint or a joint and several participant with such person, or SBH and Affiliated Person, in contravention of such rules and regulations as the Securities and Exchange Commission may prescribe under Section 17(d) of the 1940 Act for the purpose of limiting or preventing participation by the Funds or controlled companies on a basis different from or less advantageous than that of such other participant.

2.             Prescribed Activities Under Rule 17j-l(b).  Rule 17j-l(b) under the 1940 Act generally provides:  It is unlawful for any Affiliated Person of or principal underwriter for a registered investment company, or any Affiliated Person of an investment adviser of or principal underwriter for a registered investment company in connection with the purchase or sale, directly, or indirectly, by such person of a security held or to be acquired by the registered investment company -

(a)           To employ any device, scheme or artifice to defraud the Fund;

(b)           To make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(c)           To engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon any the Fund; or

(d)           To engage in any manipulative practice with respect to the Fund.

Any violation of Rule 17j-l(b shall be deemed to be a violation of the Code.

3.             If such person is not an “interested person” of a Client as defined in Section 2(a)(19) of the 1940 act and would be required to make such a report solely by reason of being a director of a Fund, except where such director knows or, in the ordinary course of fulfilling his/her official duties as a Director of a Fund, should have known that during the 15-day period immediately preceding or after the date of the transaction in a security by the director, such Security is or was purchased or sold by a Fund or such purchase or sale by a Fund is or was considered by such Fund or the Companies.  It is a disinterested director’s actual or imputed knowledge at the time of his or her securities transaction which triggers the reporting obligation.  Therefore, a disinterested director need only report a securities transaction when, at the time of that transaction, he or she knows, or should have known, of the investment company’s trading activity or consideration of trading activity.

X.  DEFINITIONS

A.            “Access Person” includes:

1.             All of the Firm’s directors, officers, and partners;

2.             Individual that has access to non-public information regarding any clients’ purchase or sale of securities, or non-public information regarding the portfolio holdings of any fund the adviser or its control affiliates manage; or

3.             Individual that is involved in making securities recommendations to clients, or has access to such recommendations that are non-public.

Those individuals deemed to be Access Persons will receive such notice.  Any individuals who do not receive such notice but consider themselves Access Persons should contact the Chief Compliance Officer.

An Access Person with respect to 17j-1 of the Investment Company Act 13 is an Advisory Person of a fund’s investment adviser who “obtains” information regarding the purchase or sale of certain securities by a fund.  In this context, an advisory person (i.e., employee) is not an Access Person simply due to his position with the adviser.  Rather, this employee must actually hold material information about potential fund transactions.

B.            “Advisers Act” means the Investment Advisers Act of 1940, 15 U.S.C. 80b-1 to 80b-21.

C.            “Advisory Person.”

1.             With respect to a Company, any employee of such Company who, in connection with his/her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security, or whose functions or duties relate to the making of any recommendations with respect to such purchases or sales of funds; and

2.             Any natural person in a control relationship to the Companies who obtains information concerning recommendations made with regard to the purchase or sale of a security.  This does not include those individuals who prepare or review public reports and who do not receive information about current recommendations.

D.            “Natural Person Versus Person.”    A natural person is as an individual.  A person can be as an entity such as a corporation, partnership, or individual person.

E.             “Affiliated Person” of another person means:

1.             Any person directly or indirectly owning, controlling, or holding with power to vote, five percent (5%) or more of the outstanding voting securities of such other person;

2.             Any person, five percent (5%) or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other person;

3.             Any person directly or indirectly controlling, controlled by, or under common control with, such other person;

4.             Any officer, director, partner, co-partner, or employee of such other person;

5.             If such other person is as an investment company, and investment adviser thereof or any member of as an advisory board thereof; and

6.             If such other person is as an unincorporated investment company not having a board of directors, the depositor thereof.

F.             “Associated Person” with respect to a Company, means any partner, officer, director, or branch manager of such Company (or any person occupying a similar status or performing similar functions); any person directly or indirectly controlling, controlled by, or under common control with such Company; or any employee of such Company.

G.            “Beneficial Ownership” means the opportunity to profit directly or indirectly from a transaction.  For example, a partnership, trust, corporation, investment club, contract arrangement, and understanding or a relationship.  Here are other examples:

1.             Securities held by an Access Person for his or her own benefit, whether such securities are in bearer form, registered in his or her own name, or otherwise;

2.             Securities held by others for the Access Person’s benefit (regardless of whether or how such securities are registered), such as, for example, securities held for the Access Person by custodians, brokers, relatives, executors or administrators;

3.             Securities held by a pledgee for an Access Person’s account;

4.             Securities held by a trust in which an Access Person has an income or remainder interest unless the Access Person’s only interest is to receive principal (a) if some other remainderman dies before distribution or (b) if some other person can direct by will a distribution of trust property or income to the Access Person;

5.             Securities held by an Access Person as trustee or co-trustee, where whether the Access Person or any member of their immediate family (i.e., spouse, children or their descendants, stepchildren, parents and their ancestors, and stepparents, in each case treating a legal adoption as blood relationship) has an income or remainder interest in the trust;

6.             Securities held by a trust of which the Access Person is the settler, if the Access Person has the power to revoke the trust without obtaining the consent of all the beneficiaries;

7.             Securities held by a general or limited partnership in which the Access Person is either the general partner of such partnership or the controlling partner of such entity.  For these purposes, an Access Person will be considered to be a controlling partner of a partnership of such Access Person owns more than 25% of the partnership’s general or limited partnership interests;

8.             Securities held by a personal holding company controlled by the Access Person alone or jointly with others;

9.             Securities held in the name of the Access Person’s spouse unless legally separated;

10.           Securities held in the name of minor children of the Access Person or in the name of any relative of the Access Person or of their spouse (including an adult child) who is presently sharing the Access Person’s home.  This applies even if the Securities were not received from the Access Person and the dividends are not actually used for the maintenance of the Access Person’s home;

11.           Securities held in the name of any person other than the Access Person and those listed in (9) and (10) above, if by reason of any contract, understanding, relationship, agreement, or other arrangement the Access Person obtains benefits substantially equivalent to those of ownership;

12.           Securities held in the name of any person other than the Access Person, even though the Access Person does not obtain benefits substantially equivalent to those ownership (as described in (11), above), if the Access Person can vest or re-vest title in himself.

H.            “Board of Directors” means the board of directors of a corporation or persons performing similar functions with respect to any organization, whether incorporated or unincorporated.

I.              “Control” shall have the meaning as that set forth in Section 2(a)(9) of the 1940 Act (power to exercise a controlling influence over the management or policies of a company unless such power is solely the result of as an official position with such company.)

J.             “De Minimis exception” is a transaction which is less than one percent (1%) of the daily trading volume of that security using a previous 5 day average.

K.            “Insider” means, with respect to a Company, an Associated Person of such Company or any Affiliated Person thereof, who is given access to or obtains material, non-public information.

L.             “Insider Trading” means the use of material, non-public information to trade in a Security (whether or not one is as an Insider) or the communication of material, non-public information to others.

Given the potential liability related to the Insider Training and Securities Fraud Enforcement Act of 1988, it is critical that all employees be familiar with this act.  The act is very vague.  This was done specifically to allow regulators flexibility in dealing with potential abusers.

It is unlawful for any person to misuse, directly or indirectly, any material, non-public information (see definition below). Personnel in possession of such information may not be:

1.             Purchasing or selling such securities for their own accounts, for accounts in which they have a beneficial interest, or over which they have the power, directly or indirectly, to make investment decisions (i.e. managed accounts);

2.             Issuing research reports, recommendations or comments which could be construed as recommendations; or

3.             Disclosing such information or any conclusions based thereon to any other person.  As an offhand comment to a friend may be used unbeknownst to you by your friend to trade in securities and could result in substantial civil and criminal liability to you.

Individuals needing this information to carry out professional responsibilities (i.e., compliance officer, and legal counsel) must also treat this information confidentially.

M.           “Penalties.”

The penalties for insider trading are severe, for both the individual and the controlling persons (supervisors who may be held liable).  The penalty which may be imposed on the person who committed a violation may be up to three times the profit gained or loss avoided by the transaction.  The maximum jail term is ten years per violation.  The penalty which may be imposed on the controlling person may be up to the greater of $1,000,000 or three times the profit gained or loss avoided.  The maximum criminal fines are $1,000,000 per violation for individuals and $2,500,000 per violation for non-natural persons.

N.            “Material Non-Public Information” is any information which has not been made public and which a reasonable investor would consider important in making as an investment decision.  Examples of the types of information that are likely to be deemed “material” include, but are not limited to:

1.             (a)           Dividend increases or decreases;

(b)           Earnings estimates or material changes in previously released earnings estimates;

(c)           Significant expansion or curtailment of operations;

(d)           Significant increases or declines in revenue;

(e)           Significant merger or acquisition proposals or agreements including tender offers;

(f)            Significant new products or discoveries;

(g)           Extraordinary borrowings;

(h)           Major litigation;

(i)            Liquidity problems;

(j)            Extraordinary management developments;

(k)           Purchase and sale of substantial assets;

(l)            A valuable employee leaving or becoming seriously ill; and

(m)          Change in pension plans (i.e. removal of assets from as an over-funded plan, or as an increase or decrease in future contributions).

2.             For “non-public information” to be made public, it must be generally available through disclosure in a national business or financial wire service (i.e. Dow Jones or Reuter’s), a national news service (AP or UPI), a national newspaper (i.e., Wall Street Journal), or public disseminated disclosure document (prospectus or proxy).

O.            “Member of Immediate Family” of a person includes such person’s spouse, children under the age of twenty-five (25) years residing with such person or any relative by blood or marriage living in the employee’s household, and any trust or estate in which such person or any other member of his/her immediate family has a substantial beneficial interest, or controls the investment decision, unless such person or any other member of his/her immediate family cannot control or participate in the investment decisions of such trust or estate.

P.             “ Managed Account” is as an account where continuous advice is given to a client or investments are made for a client based on the clients’ individual needs.  This service is provided to clients on both a discretionary and non-discretionary basis.  The adviser offers this service to individuals, trusts, estates, corporations, pension and profit-sharing plans and investment companies.  Account supervision is guided by the stated objectives of the client (i.e., maximum capital appreciation, growth, income or growth and income).

Q.            “Purchase or Sale of a Security” includes inter alia, the writing of as an option to purchase or sell a Security.

R.            “Security” shall have the meaning set forth in Section 2(a)(36) of the 1940 Act.  Security means any note, stock, treasury stock bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or in general, any interest or instrument commonly known as a “security,” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.  It shall not include direct obligation of the government of the United States, bankers’ acceptances, bank certificates of deposit, commercial paper, money market funds, shares of registered open-end investment companies unless advised or sub-advised by the Company, shares of unit investment trusts that are invested exclusively in one or more open-end funds, non of which are advised or sub-advised by the Company, or other securities which may not be purchased by the Fund or Funds of which a person is as an Access and Advisory Person because of investment limitations set forth in Registration Statements filed with the Securities and Exchange Commission; however, that for purposes of the reporting requirements of Article IV, “Security” shall include securities issued by the Funds, and for purposes of the Insider Trading prohibition of Section II.A., “Security” shall include all securities set forth in Section 2(a)(36) of the 1940 Act.

S.             “Security Being Considered for Purchase or Sale” means that a recommendation to purchase or sell a security has been made and communicated in writing or orally and, with respect to the person making the recommendation, that such person seriously considers making such a recommendation.

T.            “Supervised Persons” include:

1.             Directors, officers, and partners of the adviser (or other persons occupying a similar status or performing similar functions);

2.             Employees of the adviser;

3.             Any other person who provides advice on behalf of the adviser and is subject to the adviser’s supervision and control;

4.             Temporary workers will be analyzed on a case-by-case basis;

5.             Consultants may be considered supervised persons if they are required to be licensed or have access to investment decisions;

6.             Independent contractors will be analyzed on a case-by-case basis;

7.             Certain employees of affiliates will be analyzed on a case-by-case basis; or

8.             Particular persons designated by the Chief Compliance Officer.

U.            “1934 Act” means the Securities Exchange Act of 1934, 15 U.S.C.  78a to 78kk.

V.            “1940 Act” means the Investment Company Act of 1940, 15 U.S.C.  80a-1 to 80a-64.

Shares of unit investment trusts that are invested exclusively in one or more open-end funds, none of which are advised or sub-advised by the Company.

EXHIBIT A – SBH

P R E C L E A R A N C E   F O R M

APPROVERS (PRIMARY)
Cheryl Woodcock (Equity)		Private Placements:
Greg Hosbein (Muni)		C. Alfred Bryant	Ralph Segall
(SECONDARY)
James Dadura (Muni)	Megan Stanley (Muni & Equity)	Greg Hosbein (Equity)

You must also obtain Preclearance from an appropriate approver for corporates, warrants, rights, options, futures, closed-end mutual funds and gifts given and private placements. Preapproval is not required for government securities transactions, bankers’ acceptance, bank CDs, commercial paper or open-end mutual funds, not advised/sub-advised by the Company.

TRANSACTION DETAILS

I would like to:	Purchase	units of the following security:
Sell
Ticker:

Expected Trade Date:

I will use the following broker/dealer:
This is a limit order.

To my knowledge, neither I nor anyone at the Company possesses material, non-public information about the issuer.
To the best of my knowledge the requested transaction is consistent with the letter and spirit of the Code.
To the best of my knowledge, the Company has not purchased or sold the securities on behalf of an Advisory Client within the past 7 days. (Advisory persons only)
To the best of my knowledge, the Company is not considering purchasing or selling the securities on behalf of an Advisory Client.
In the case of a sale,	I have not acquired the securities within the last 30 days.
I have acquired the securities within the last 30 days.

Signature of Access or Advisory Person Print Name			Date

APPROVAL

You:		Can (Add comments or conditions below, if any)
Cannot effect this transaction. Reason (if denied):

Approval		Date
Please note:
•		Please make a copy for your files.
•		It is the responsibility of the Access or Advisory person to send this form to the Compliance Department after approval is received.
•		Preclearance is valid for day of Preclearance and one day following.

EXHIBIT B

Quarterly Report Pursuant to the Code of Ethics

for Segall Bryant & Hamill and its Affiliates

Quarter Ended

Instructions:

1.             Under the Code of Ethics and Conduct (the “Code”), employees must report all Personal Securities Transactions regardless of the size of the transaction, with the exception of certain securities, such as, securities issued by the U.S. Government, its agencies or instrumentalities, money market instruments, and shares in open-end investment companies not advised or sub-advised by the Company.

2.             Such reports are due by the 30th day of the month following the close of each calendar quarter regardless of whether you have had any Personal Securities Transactions, and are to be directed to the Compliance Director.

3.             With respect to Personal Securities Transactions, each report must cover all accounts in which you have a direct or indirect beneficial ownership interest, (unless you have no influence or control over such accounts) and all non-client accounts which you manage or with respect to which you give investment or voting advice.

4.             If no reportable transactions have occurred during the period, put and “X” in the following box ☐.

5.             If you must file this Report, and transactions have occurred during the period, set forth the following information with respect to the transactions, if not indicated on the attached form.

		NATURE OF		PRICE PER SHARE/	INSTITUTION
		TRANSACTION		UNIT AT WHICH	THROUGH WHICH
NAME OF	NUMBER OF	(i.e. Buy,	TRANSACTION	TRANSACTION	TRANSACTION
OF ISSUER/TITLE	SHARES/UNITS	SELL OTHER	DATE	WAS EFFECTED	WAS EFFECTED

(If you need additional space, please attach additional pages.)

6.             List below any brokerage accounts opened during the quarter.

DATE ACCOUNT
NAME OF BROKER/DEALER	WAS ESTABLISHED	ACCOUANT NAME	ACCOUNT NUMBER

7.             Questions regarding the completion of this Report may be directed to either Pamela K. Ziermann at (612) 376-4021 or Thomas J. Abood at (612) 376-4118.

The answers to the foregoing are true and correct to the best of my information and belief.  By signing, I acknowledge that all transactions are reported in number 5 or on the attached pages.

Dated
Signature of Person Filing Report

Printed Name

EXHIBIT C

Acknowledgement

I acknowledge that I have received, read and understand the following and will comply in all respects with the policies and procedures therein (documents referred to herein are located on a Segall Bryant & Hamill shared directory):

The Segall Bryant & Hamill Compliance Manual

The Segall Bryant & Hamill Code of Ethics

I acknowledge that I have disclosed:

[please check one]

☐          All of my personal investment holdings through the providing of brokerage confirmations and statements.

☐          All of my personal investment holdings through the providing of brokerage confirmations and statements and all of my accounts are maintained on the Portia system.  I also own the following investments that are not reflected on a brokerage statement.

I further acknowledge that I have reported all outside business activities and related persons in the securities business, as well as have made all reports required by the Code and have not engaged in any prohibited conduct.

For portfolio managers only:

☐          I have not recommended any security to clients that are not held in their SBH account.

☐          I have recommended securities to clients that were not intended to be held in their SBH account.  They are:

[First Name] [Last Name]	Date

Please sign and return this form to the Compliance Department.  Thank You.

EXHIBIT D

MEMORANDUM

TO:	All Employees

FROM:	Chief Compliance Officer

DATE:

RE:	Conflict of Interest

We need to “inventory” actual or potential conflicts of interest that could affect proxy voting, etc., if any.  Below is a questionnaire I would like you to complete and return to me.  Call me with any questions.  Thanks.

Investment Adviser

Conflict of Interest Questionnaire

Please describe any key relationships you have with public companies, personal relationships wit officers or directors or the immediate family of a publicly traded company.  This is to determine potential material conflicts of interest related to possible proxy voting issues.  Examples are a family, business, strong personal relationship, such as vacationing with the president of a public company.  While we can’t necessarily refrain from voting in the case of a conflict, the conflict must be analyzed when proxies are voted and prove that the conflict does not affect the vote.  Any items listed below were previously reported.  Cross them out if it is no longer applicable.

Please list all potential conflicts (if one, write “none”).

Company Name (Symbol)	Conflict/Relationship

EXHIBIT E

SEGALL BRYANT & HAMILL

REQUEST TO ENGAGE IN AN OUTSIDE BUSINESS ACTIVITY

TO:	Compliance Department

FROM:

Branch/Department:

☐            Yes, I am registered with the NASD

☐            No, I am a non-registered associated person

I understand it is required that I obtain prior written approval from my employer to engage in an outside business or activity, or to receive compensation from an outside person or entity.  I have familiarized myself with and agree to abide by Segall Bryant & Hamill policy and NASD rules and hereby submit my request (and applicable attachments) to engage in the following activity.

1.	Name of company or entity

2.             Check appropriate category:                              ☐         Sole proprietorship

☐         Family business or enterprise

☐         Privately held corporation

☐         Publicly held corporation

(if yes, where traded?)

☐         Partnership

(If yes, attach partnership agreement and list of all partners and their business affiliates.)

☐         Charitable or non-profit organization

☐         Municipal or political entity

☐         Bank or financial institution

☐         Broker-dealer, investment advisory or other securities-related business

(If yes, is the entity registered with the

☐         NASD    ☐    SEC    ☐    Not registered)

☐         Other

(please specify)

3.	Nature of business

4.	Amount of investments $

5.	Degree of ownership	%

6.	Capacity in which I will be involved (check appropriate description)

☐         Employee

☐         Officer

☐         Director or Trustee

☐         Owner

☐         Passive

☐         Active

☐         Elected official (such as school board or other political office)

☐         Consultant

☐         Other

7.	Term of office or projected period of involvement

8.	How much time will be devoted to this activity?

9.	Amount of compensation (fees, commissions etc.) if any

10.	Will it be necessary to be absent from Segall Bryant & Hamill during normal business hours on behalf of this activity?

☐ Yes  ☐ No

If yes, please explain

11.	Are you aware of any potential conflicts of interest your involvement in this activity may pose?

☐ Yes  ☐ No

If yes, please explain

12.	Have you ever or do you intend to recommend investment in or the purchase or sale of securities of the entity identified at item #1 above?

☐ Yes  ☐ No

If yes, please explain

13.	Does the entity identified at item #1 above maintain an account at Segall Bryant & Hamill?

☐ Yes  ☐ No

If yes: Account #

14.	Does the entity identified at item #1 above currently maintain or intend to engage in any relationships with an affiliate of Segall Bryant & Hamill?

☐ Yes  ☐ No

If yes, please explain

I hereby warrant that the above information (and attachments, if applicable) is current and accurate to the best of my knowledge.  In addition, I agree to promptly notify Segall Bryant & Hamill of any material changes by amending this request.

Employee Signature	Date

Branch or Department Manager Signature	Date

Compliance Department Signature	Date

Exhibit 99.(p)(6)

Steinberg Global Asset Management LTD.

CODE OF ETHICS

I.  Introduction

A primary duty of all directors, officers and employees of Steinberg Global Asset Management, Ltd. (“The Adviser”) and its affiliated companies, when dealing with investment advisory clients, is to conduct themselves in conformance with the highest ethical standards.  Thus, no directors, officers or employee of the Adviser shall engage in any activity that could result in an actual, potential or perceived conflict of interest, and must avoid any action which may be perceived as a breach of trust.

This Code of Ethics (“Code”) an the accompanying Policy and Procedures Designed To Detect and Prevent Insider Trading sets forth the policies concerning the purchase or sale of securities by directors, officers or employees or their family members.  It further sets forth the procedures to be used to report the purchase or sale of any securities by such person.  This Code is designed to ensure compliance with the requirements of Section 204A and 204 of the Investment Advisers Act of 1940 (“The Act”) and Rule 204-2(a)(12) thereunder and to prevent the misuse of material non-public information.

II.  Definitions

A.  “The Adviser” means Steinberg Global Asset Management, Ltd.

B.  “Security” shall mean, in addition to any stock or bond, any warrant or option to buy or sell any security and any warrant for, option in, or security immediately convertible to that security.  The term security does not include securities issued by the U.S. Government, state or municipal governments, bankers acceptances, bank certificates of deposit, commercial paper, and capital shares of registered open-end investment companies.

C.  “Advisory Client”, means any individual, group of individuals, partnership, trust or company, including a registered investment company for whom the Adviser acts as investment adviser.

D.  “Advisory Person” means any director, officer or employee of the Adviser or any company in a control relationship to the Adviser, who, in connection with his/her regular functions or duties, makes any recommendation for the purchase or sale of a security, or participates in the determination of which recommendation shall be made, or obtains any information concerning which securities are being recommended to be purchased or sold on behalf of Advisory Clients.

E.  “Control” shall have the same meaning as set forth in The Act.

F.  A security is “being considered for purchase or sale” when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such a person seriously considers making such a recommendation.

G.  “Affiliated Account” means the account of any family member as defined herein; the account for which any Advisory Person is a custodian or trustee; the account of any partnership, joint venture, trust or other entity in which an Advisory Person or his/her family member has a beneficial interest; the account of a director or officer of a mutual find Advisory Client.

H.  “Family Member” means the spouse, minor child, parent or sibling of an Advisory Person, and any adult related by blood or marriage who resides in the same household or any minor child or other relative dependent for financial support upon a director, officer or employee.

I.  “Beneficial Interest” means an interest whereby a person can, directly or indirectly, control the disposition of a security or derive a monetary or other benefit form the purchase, sale or ownership of a security.

III.  Prohibitions

1.  No Advisory Person may purchase or sell, directly or indirectly, for his/her personal account or an Affiliated Account, a Security in which he/she, by reason of such transaction acquires any beneficial interest which he/she knew, or in the exercise of reasonable prudence, should have known at the time of the purchase or sale;

A.  Is being considered or is likely to be considered in the near future for the purchase or sale for an Advisory Client.

B.  Is being purchased for an Advisory Client.

2.  No Advisory Person, except in the course of his/her duties, reveal to any other person any information regarding securities transactions being considered, recommended or executed on behalf of Advisory Clients.

3.  No Advisory Person shall purchase or sell securities while in possession of material non-public information nor shall any Advisory Person or employee communicate material non-public information to another person.

4.  No Advisory Person may have a direct or indirect beneficial interest in a brokerage account or similar account in which securities or commodities may be traded with any financial institution other than Bear Stearns.  Exceptions to this prohibition may be granted by the Compliance Supervisor.  Should an exception be granted, The Advisory Person will be required to assure that duplicate copies of all confirmations and monthly brokerage statements are sent to the Compliance Supervisor.

IV.  Exempted Transactions

The Prohibitions of Section III of this Code shall not apply to the following transactions:

A.  Purchases or sales effected in any account over which the Advisory Person has no direct or indirect influence or control.

B. Purchases or sales which are not eligible for purchase or sale by Advisory Clients.

C. Purchases or sales which are non-volitional on part of the Advisory Person.

D. Purchases or sales of securities which are part of an automatic dividend reinvestment plan.

E.  Purchases of securities effected upon by the exercise or rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

F. Purchases or sale which receive the prior approval of the Compliance Officer because they are not potentially harmful to any Advisory Client’s interest since they would be unlikely to affect a highly institutional market or they clearly are not related economically to the securities or futures contracts to be purchased, sold or held by an Advisory Client.

V.  Procedures

1.  All Advisory Persons will receive and acknowledge receipt of this Code.

2.  All Advisory Persons shall, no later than ten days after the end of each calendar quarter, complete a Securities Transaction Report and submit this to the Compliance Supervisor.  This report must be completed whether or not any securities transactions occurred.

VI.  Duties of the Compliance Officer

The administration of the duties and obligations imposed by this Code shall be the responsibility of the Compliance Supervisor.  The duties include:

1.  Maintenance of a current list of all Advisory Persons.

2.  Review of Reports of Securities Transactions by Advisory Persons, and any other records deemed necessary, with a view toward assurance of compliance with this Code.

3.  Furnishing to all Advisory Persons a copy of this Code and issuing, either personally or with the assistance of counsel, interpretations of this Code.

4.  Maintain, or cause to be maintained, in an easily accessible place, for a period of not less than five (5) years; (I) a copy of this Code; (II) a record of any violation of this Code and any action taken as a result of such violation; (III) a list of all persons, who, within the last five years have been required to make reports pursuant to this Code; (IV) a copy of all reports filed pursuant to this Code.

All Advisory Persons are charged with reporting any violation of this Code to the Compliance Supervisor.

Acknowledgment of Receipt of this Code:

Date:

Print Name

Exhibit 99.(p)(7)

Condor Capital Management, Inc.

CODE OF ETHICS

TO: All persons associated with Condor Capital Management, Inc.

FROM: Kenneth P. Schapiro, President

DATE: December 1, 2004

RE: Code of Ethics Relating to:

(1) Prohibitions Against Insider Trading

(2) Personal Securities Transations

This Memorandum reaffirms our policies, procedures and obligations relating to:

(1) prohibitions against insider trading and (2) personal securities transactions.

INSIDER TRADING

SUMMARY

Section 204A of the Investment Advisers Act of 1940 requires that Condor Capital Management, Inc. (“Condor”) maintain and enforce written policies reasonably designed to prevent the misuse of material nonpublic information by Condor or any person associated with Condor, as that term is defined under the Investment Advisers Act of 1940 (the “Act”).

The securities laws prohibit improper disclosure or use of nonpublic information relative to publicly traded securities. Violations of the prohibitions against “insider trading” are punishable by severe sanctions, including criminal penalties. In general, the securities laws prohibit trading by a person while in the possession of material nonpublic information about a company or about the market for that company’s securities. The securities laws also prohibit a person who is in possession of material nonpublic information from communicating any such information to others.

Insider trading violations are likely to result in harsh consequences for the individuals involved, including exposure to investigations by the SEC, criminal and civil prosecution, disgorgement of any profits realized or losses avoided through use of the nonpublic information, civil penalties of up to $1 million or three times such profits or losses, whichever is greater, exposure to additional liability in private actions, and incarceration.

Any improper trading or other misuse of material nonpublic information by any person associated with Condor (i.e. officer, director, employee, etc.) will constitute grounds for immediate dismissal.

POLICIES AND PROCEDURES

Trading on Material Non-Public Information

“Material” information is any information about a company, or the market for its securities, that, if disclosed, is likely to affect the market price of the company’s securities or to be considered important by the reasonable investor in deciding whether to purchase or sell those securities. Examples of information about a company which should be presumed to be “material” include, but are not limited to, matters such as (a) dividend increases or decreases, (b) earnings estimates, (c) changes in previously released earnings estimates, (d) significant new products or discoveries, (e) developments regarding major litigation by or against the company, (f) liquidity or solvency problems, (g) significant merger or acquisition proposals, or (h) similar major events which would be viewed as having materially altered the information available to the public regarding the company or the market for any of its securities. The foregoing is not intended to be an exhaustive list. “Nonpublic” information is information that has not been publicly disclosed. Information about a company is considered to be nonpublic information if it is received under circumstances which indicate that it is not yet in general circulation.

No employee of Condor who is in possession of material nonpublic information about a company, or about the market for that company’s securities, is permitted to purchase or sell those securities until the information becomes public and the market has had time to react to it. Should you have any doubt regarding the propriety of a proposed securities transaction, you should seek advice from Mr. Kenneth P. Schapiro, President, who has been designated by Condor to handle such matters.

Disclosure of Material Nonpublic Information

No person associated with Condor, shall disclose material nonpublic information about a company or about the market for such that company’s securities: (a) to any person except to the extent necessary to carry out the legitimate business obligations of Condor, or (b) in circumstances in which the information is likely to be used for unlawful trading.

Questions about Condor’s Insider Trading Policy

While compliance with the law and with Condor’s policies and procedures described in this Memorandum is each individual’s responsibility, interpretive questions may arise, such as whether certain information is material or nonpublic, or whether trading restrictions should be applicable in a given situation. Any questions should immediately be addressed to Mr. Kenneth P. Schapiro, President, who has been designated by Condor to respond to such questions.

Acknowledgments and Reminders

To insure that each person associated with Condor is familiar with Condor’s policies and procedures relative to prohibitions against insider trading, each person must sign the attached acknowledgment. In addition, as a reminder, Condor will circulate a copy of the policies and procedures to all current employees at least once a year.

Violations

Violations of Condor’s policies and procedures relative to prohibitions against insider trading will be regarded with the utmost seriousness and will constitute grounds for immediate dismissal.

PERSONAL SECURITIES TRANSACTIONS

SUMMARY

Rule 204 of the Act also requires that Condor maintain a record of securities transactions by it and its advisory representatives (i.e. any partner, officer, or director of Condor; any employee of Condor who makes, participates in making, or whose activities relate to making any recommendation; any employee of Condor who in the course of his/her duties obtains any information about securities recommendations prior to their effective dissemination, and as further defined under Rule 204 of the Act).

One purpose of the Rule is to provide Condor with information on “scalping” as well as potentially abusive “soft dollar” or brokerage practices. In addition, this requirement can help detect insider trading, “front-running” (i.e. personal trades executed prior to those of Condor’s clients) and other potentially abusive practices.

TRANSACTION RECORD

Each advisory representative of Condor must provide Condor with a written record of its personal securities transactions within ten (10) days of the end of each calendar quarter. The record must provide the following information:

. 1) Title and amount of the security involved;

2) .

Date and nature of the transaction (i.e. purchase, sale, or other acquisition or disposition);

 3) Price at which the transaction was effected; and

 4) Name of the broker, dealer, or bank through which the transaction was effected.

This record requirement may be satisfied by providing duplicate confirmation statements of all such transactions to Condor.

In the alternative, Condor may require that it will execute all personal securities transactions for its advisory representatives with a broker-dealer/custodian of Condor’s choosing.

EXCEPTIONS

The above reporting requirements do not apply to transactions effected in any account over which neither Condor nor the advisory representative has any direct or indirect influence or control or transactions in securities that are direct obligations of the United States. In addition, the SEC has taken the position that investment advisers need not maintain records of advisory representatives’ personal securities transactions in shares of open-end mutual funds or interests in variable insurance products.

INVESTMENT POLICY AND PROCEDURES

No advisory representative of Condor may effect for himself or herself or for his or her immediate family (i.e. spouse, minor children, and adults living in the same household as the officer, director, or employee, and trusts for which the employee serves as a trustee or in which the employee has a beneficial interest) (collectively “Covered Persons”) any transactions in a security which is being actively purchased or sold, or is being considered for purchase or sale, on behalf of any of Condor’s clients, unless in accordance with the following Firm Procedures.

Firm Procedures

In order to implement Condor’s Investment Policy, the following procedures have been put into place with respect to Condor and its Covered Persons:

(1)  If Condor is purchasing or considering for purchase any security on behalf of Condor’s client, no Covered Persons may transact in that security prior to the client purchase having been completed by Condor, or until a decision has been made not to purchase the security on behalf of the client; and

(2)  If Condor is selling or considering the sale of any security on behalf of Condor’s client, no Covered Persons may transact in that security prior to the sale on behalf of the client having been completed by Condor, or until a decision has been made not to sell the security on behalf of the client.

Exceptions

(1) This Investment Policy has been established recognizing that some securities being considered for purchase and sale on behalf of Condor’s clients trade in sufficiently broad markets to permit transactions by clients to be completed without any appreciable impact on the markets of the securities. Under certain circumstances, exceptions may be made to the policies stated above per the authorization of Kenneth P. Schapiro, who has been designated by Condor to address any prospective exceptions. Records of these trades, including the reason(s) for the exceptions, will be maintained with Condor’s records; and

(2) Open-end mutual funds and/or the investment subdivisions which may comprise a variable insurance product are purchased or redeemed at a fixed net asset value price per share specific to the date of purchase or redemption. As such, transactions in open-end mutual funds and/or variable insurance products by Covered Persons are not likely to have an impact on the prices of the fund shares in which clients invest, and are therefore not prohibited by Condor’s Investment Policy.

RESTRICTED SECURITIES (to the extent applicable)

Certain of Condor’s clients may be publicly traded companies (and/or senior executive officers and/or management of publicly traded companies), a current list of which publicly traded companies (to the extent applicable) is annexed hereto and made a part hereof as Schedule “A”  (the “Restricted Securities”) In addition to complying with the above Investment Policies and Procedures, each person associated with Condor is prohibited from purchasing any of the Restricted Securities for as long as the publicly traded company (and/or its senior executive officer) is a client of Condor, unless expressly approved in advance by Kenneth P. Schapiro, President. Schedule “A” shall be updated quarterly, and each person associated with Condor shall be required to acknowledge ongoing compliance relative to the Restricted Securities on a quarterly basis. Failure to comply with this policy shall be cause for immediate dismissal from the firm.

RULE 17j-1 AMENDMENTS (Effective 10/29/99)

The SEC adopted amendments to Rule 17j-1 effective October 29,1999, pursuant to which registered investment advisers to investment companies must comply with the reporting requirements made reference to in the amended Rule 17j-1, including but not limited to: (1) Initial Holdings Report - each Access Person, within 10 days of becoming an Access Person, must submit an initial holdings report; (2) Annual Holdings Report - pursuant to which information on initial holdings must be updated annually; (3) Quarterly Transaction Report - Rule 17j-1 continues to require Access Persons to file a quarterly transaction report within 10 days after the close of each calendar quarter, together with certain new informational requirements; (4) Initial Public Offerings and Limited Offerings - requiring prior approval for a direct or indirect investment in an initial public offering or limited offering; and (5) other clarifications, record keeping requirements, etc. A copy of the amended Rule 17j-1 is annexed hereto and made a part hereof on Schedule “B”, together with a copy of a November 1999 article entitled “SEC Code of Ethics, Personal Trading Amendments” which discusses the amended Rule requirements in detail. The Condor Compliance Officer or his/her designee shall remain responsible for maintaining compliance with the amended Rule 17j-1 requirements on behalf of Condor and each Access Person.

SCHEDULE “A”

CONDOR CAPITAL MANAGEMENT, INC.

For the quarter beginning October 1, 2004 and ending December 31, 2004, the following is a list of Condor Capital Management, Inc. Restricted Securities, the purchase or sale of any of which Restricted Securities is prohibited by all persons associated with Condor Capital Management, Inc. unless such purchase and/or sale is made in compliance with Condor Capital Management, Inc.’s Personal Securities Transactions policies:

NO CURRENT RESTRICTED SECURITIES

RESTRICTED SECURITIES QUARTERLY ACKNOWLEDGMENT

I hereby confirm my ongoing compliance with Condor Capital Management, Inc.’s policy relative to the above Restricted Securities. I understand that my failure to comply with this policy shall be cause for my immediate dismissal from the firm. I further confirm that I have not engaged in any purchase and/or sale of any security contained within the list of Restricted Securities for the previous quarter ended unless in compliance with Condor Capital Management, Inc.’s Personal Securities Transactions policies, and will not do so relative to the securities contained in the above list of Restricted Securities unless any such purchase and/or sale is likewise made in compliance with Condor Capital Management, Inc.’s Personal Securities Transactions policies, a copy of which Personal Securities Transactions policies I have received, read and understand.

Dated:

Signature:

Print Name:

QUARTERLY ACKNOWLEDGMENT

I,                                                                               (print name), have received, read, understand, and will comply with the policies and procedures of Condor Capital Management, Inc. relative to: (1) prohibitions against insider trading, and (2) personal securities transactions, as set forth in the annexed Memorandum. I further understand that should I ever have any questions regarding these policies and procedures, I will immediately address them with Mr. Kenneth P. Schapiro, President, of Condor Capital Management, Inc.

I also reconfirm my acknowledgment of, and obligation for, ongoing compliance with Condor Capital Management, Inc.’s policies and procedures relative to prohibitions against insider trading and personal securities transactions, including transactions in any securities which the Company has advised are restricted (Restricted Securities). I understand that my failure to comply with these policies shall be cause for my immediate dismissal from Condor Capital Management, Inc.

Dated:

Signature:

Print Name: